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EXHIBIT 4.3

SALE AND SERVICING AGREEMENT

    among

TOYOTA AUTO RECEIVABLES 200 — OWNER TRUST,
as Issuer,

TOYOTA AUTO FINANCE RECEIVABLES LLC,
as Seller,

and

TOYOTA MOTOR CREDIT CORPORATION,
as Servicer

Dated as of            , 200

i

ii

    SALE AND SERVICING AGREEMENT dated as of      , 200      , among TOYOTA AUTO RECEIVABLES 200      -      OWNER TRUST, a Delaware business trust (the "Issuer"), TOYOTA AUTO FINANCE RECEIVABLES LLC, a Delaware limited liability company ("TAFR LLC" or the "Seller"), and TOYOTA MOTOR CREDIT CORPORATION, a California corporation ("TMCC" or the "Servicer").

    WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with retail installment sales contracts secured by new or used automobiles and light duty trucks generated by Toyota Motor Credit Corporation in the ordinary course of business and sold to the Seller;

    WHEREAS the Seller is willing to sell such receivables to the Issuer; and

    WHEREAS the Servicer is willing to service such receivables;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

    SECTION 1.01  Definitions.  Except as otherwise provided in this Agreement, whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

    "Actual Payment" means, with respect to a Receivable and a Collection Period, all payments received by the Servicer from or for the account of the related Obligor on such Receivable during such Collection Period (and, in the case of the first Collection Period, all payments received by the Servicer from or for the account of such Obligor since the Cutoff Date through the last day of such Collection Period), net of any Supplemental Servicing Fees attributable to such Receivable. Actual Payments do not include Applied Payments Ahead.

    "Actuarial Receivable" means any Receivable which provides for the allocation of payments according to the "actuarial" method.

    ["Additional Closing Date" means, with respect to any class of Notes with a Revolving Period, the date on which additional Receivables are sold to the Issuer as set forth in Section  .]

    ["Additional Yield Maintenance Amount" means, with respect to any Payment Date, the amount by which the Required Yield Maintenance Amount exceeds the Yield Maintenance Amount.]

    "Administrative Purchase Payment" means, with respect to a Payment Date and to (1) an Administrative Receivable which is a Precomputed Receivable purchased by the Servicer as of the close of business on the last day of the related Collection Period, (a) the sum of (i) all Scheduled Payments on such Receivable due after the last day of such Collection Period, (ii) an amount equal to any reimbursement of Outstanding Advances made pursuant to Section 5.04(c) with respect to such Receivable and (iii) all past due Scheduled Payments for which an Advance has not been made, minus (b) all Payments Ahead with respect to such Receivable then on deposit in the Payahead Account and the Rebate, if any, paid to the Obligor on a Precomputed Receivable on or before the date of such purchase and (2) an Administrative Receivable which is a Simple Interest Receivable purchased by the Servicer during the related Collection Period, the sum of (a) the unpaid Principal Balance owed by the Obligor in respect of such Receivable plus (b) interest on such unpaid Principal Balance at a rate equal to [the sum of the Class B Pass Through Rate][or specify other rate] and the related APR to the last day in the related Collection Period.

    "Administration Agreement" means the Administration Agreement dated as of      , 200      , among the Administrator, the Issuer and the Indenture Trustee.

    "Administrative Receivable" means a Receivable which the Servicer is required to purchase pursuant to Section 3.02 or 4.08 or which the Servicer has elected to purchase pursuant to Section 9.01.

    "Administrator" means TMCC, or any successor Administrator under the Administration Agreement.

    "Advance" means a Precomputed Advance or Simple Interest Advance.

    "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlling" and "controlled" have meanings correlative to the foregoing.

    "Aggregate Net Losses" means, with respect to a Collection Period, an amount equal to the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period minus the sum of (x) all Net Liquidation Proceeds collected during such Collection Period with respect to Defaulted Receivables and (y) all amounts received during such Collection Period in respect of the Receivables liquidated in prior Collection Periods net of any Liquidation Expenses incurred during such Collection Period in connection with the recovery of such amounts.

    "Agreement" means this Sale and Servicing Agreement among the Toyota Auto Receivables 200      -      Owner Trust, as Issuer, TAFR LLC, as seller, and TMCC, as servicer, as the same may be amended or supplemented from time to time.

    ["Amortization Period" means, with respect to any class of Notes, a period following a Revolving Period, during which collections of principal and other amounts treated as collections of principal are distributed to the holders of such class of Notes.]

    "Amount Financed" in respect of a Receivable means the aggregate amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs, including but not limited to accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile and light duty truck installment sale contracts.

    "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges specified in such Receivable.

    "Applied Payment Ahead" means, with respect to a Precomputed Receivable and a Collection Period as to which (a) the Actual Payment is less than the Scheduled Payment and (b) a Deferred Prepayment is on deposit in the Payahead Account, an amount equal to the lesser of (i) such Deferred Prepayment and (ii) the amount by which the Scheduled Payment exceeds the Actual Payment.

    "Available Collections" means, with respect to any Payment Date, the total of the following amounts received by the Servicer on or in respect of the Receivables during (or for application with respect to) the related Collection Period (in the case of the Precomputed Receivables, computed in accordance with the actuarial method and in the case of the Simple Interest Receivables, computed in accordance with the simple interest method):

    (a) the sum of all (i) collections on or in respect of all Receivables other than Defaulted Receivables (including Applied Payments Ahead, but otherwise excluding Payments Ahead), (ii) Net Liquidation Proceeds, (iii) Advances made by the Servicer, (iv) all Warranty Purchase Payments, [(v) all Swap Payments Incoming,] [(vi) all Swap Termination Payments made by the Swap Counterparty to the Issuer] and (vii) all Administrative Purchase Payments, less

    (b) the sum of all (i) amounts received on or in respect of a particular Receivable (other than a Defaulted Receivable) to the extent of the aggregate Outstanding Advances in respect of such Receivable, (ii) Net Liquidation Proceeds with respect to a particular Receivable to the extent of the aggregate Outstanding Advances in respect of such Receivable, (iii) recoveries from collections on other Receivables to the extent of Advances made by the Servicer on a particular Receivable that the Servicer has determined are Nonrecoverable Advances, (iv) late fees, extension fees and other administrative fees and expenses or similar charges (which are payable to the Servicer as Supplemental Servicing Fees) collected by the Servicer, (v) all Swap Payments Outgoing, [(vi) all Swap Termination Payments made by the Issuer to the Swap Counterparty] and (vii) Rebates.

    "Basic Documents" means the Receivables Purchase Agreement, the Trust Agreement, the Certificate of Trust, this Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Securities Account Control Agreement, the Note Depository Agreement, the Certificate Depository Agreement, [the Collateral Security Agreement,] [the Revolving Liquidity Note Agreement,] [the Revolving Liquidity Note,] [the Operating Agreement] and the other documents and certificates delivered in connection herewith and therewith.

    "Basic Servicing Fee" means the fee payable to the Servicer on each Payment Date, calculated pursuant to Section 4.09, for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the related Collection Period or, with respect to the first Payment Date, the Original Pool Balance.

    "Book-Entry Certificates" and Book-Entry Notes" mean, respectively, beneficial interests in Certificates or Notes, as the case may be, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in the Trust Agreement and the Indenture, respectively.

    "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois or San Francisco, California are authorized or obligated by law, executive order or governmental decree to be closed.

    "Certificates" has the meaning assigned in the Trust Agreement.

    "Certificateholders" has the meaning assigned to such term in the Trust Agreement.

    "Certificateholders' Distributable Amount" means, with respect to a Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount with respect to such Distribution Date.

    "Certificateholder Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (x) the Certificateholders' Interest Distributable Amount for such Distribution Date and any outstanding Certificateholders Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Certificateholder Interest Carryover Shortfall, to the extent permitted by law, at the Pass Through Rate from such immediately preceding Distribution Date through the current Distribution Date, over (y) the amount of interest distributed to the Certificateholders on such Distribution Date.

    "Certificateholders' Interest Distributable Amount", consisting of one month's interest at the Pass Through Rate on the Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Certificate Balance. "Certificateholders' Principal Distributable Amount"

    "Certificateholder Principal Carryover Shortfall" means, with respect to any Distribution Date occurring (i) after the Distribution Date on which the principal amount of the Class A-1 Notes is reduced to zero or (ii) in            , will equal the excess of the Certificateholders' Principal Distributable Amount plus any outstanding Certificateholder Principal Carryover Shortfall with respect to one or more prior Distribution Dates over the amount of principal that the holders of the Certificateholders actually received on such Distribution Date and, with respect to any other Distribution Date, zero.

    "Certificateholders' Percentage" means, with respect to any Distribution Date, the percentage equivalent of a fraction, (a) the numerator of which is the Certificate Balance, and (b) the denominator of which is the sum of the Outstanding Amount plus the Certificate Balance, in each case prior to the making of any deposits, withdrawals or distributions on such Distribution Date.

    "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the following items: (a) in the case of Precomputed Receivables, the principal portion of all Scheduled Payments due during the related Collection Period, computed in accordance with the actuarial method, (b) in the case of Simple Interest Receivables, the principal portion of all Scheduled Payments actually received during the related Collection Period, (c) the principal portion of all Prepayments on Simple Interest Receivables and prepayments in full of Precomputed Receivables received during the related Collection Period (to the extent such amounts are not included in clauses (a) and (b) above) and (d) the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during the related Collection Period (to the extent such amounts are not included in clauses (a), (b) and (c) above

    "Certificate Pool Factor" means, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Certificate Balance (after giving effect to any reductions therein to be made on the immediately following Distribution Date) divided by the Initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

    "Charge-off Rate" means, with respect to a Collection Period, the percentage equivalent of a fraction, the numerator of which is the Aggregate Net Losses for such Collection Period, and the denominator of which is the average of (i) the Pool Balance on the last day of the Collection Period immediately preceding such Collection Period and (ii) the Pool Balance on the last day of such Collection Period; such quotient is then multiplied by twelve to arrive at an annualized percentage.

    "Class" means any one of the classes of Notes.

    "Class A Note Balance" as of any date of determination, means the aggregate of the outstanding principal balances of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

    "Class A-1 Final Scheduled Payment Date" means the Payment Date in      , 200      .

    "Class A-1 Initial Principal Balance" means $            .

    "Class A-1 Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of (x) the Class A-1 Interest Distributable Amount for such Payment Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Payment Date (together with interest on such outstanding Class A-1 Interest Carryover Shortfall at the Class A-1 Rate, to the extent lawful, calculated on the same basis as interest on the Class A-1 Notes for the same period), over (y) the amount of interest distributed to the Class A-1 Noteholders on such Payment Date.

    "Class A-1 Interest Distributable Amount" means the amount of interest accrued during the related Interest Period (calculated on the basis of the actual number of days in such Interest Period and a year assumed to consist of 360 days) on the Class A-1 Principal Balance as of the immediately preceding Payment Date (after giving effect to payments of principal made on such immediately preceding Payment Date) at the Class A-1 Rate or, in the case of the first Payment Date, on the Class A-1 Initial Principal Balance.

    "Class A-1 Note" means any of the  % Asset Backed Notes, Class A-1, issued under the Indenture.

    "Class A-1 Noteholder" means any Person in whose name a Class A-1 Note is registered in the Note Register.

    "Class A-1 Principal Balance" as of any date means the Class A-1 Initial Principal Balance less all amounts paid to the holders of Class A-1 Notes in respect of principal pursuant to Section 5.06 hereof.

    "Class A-1 Rate" means  % per annum.

    "Class A-2 Final Scheduled Payment Date" means the Payment Date in      , 200      .

    "Class A-2 Initial Principal Balance" means $            .

    "Class A-2 Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of (x) the Class A-2 Interest Distributable Amount for such Payment Date and any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Payment Date (together with interest on such outstanding Class A-2 Interest Carryover Shortfall at the Class A-2 Rate, to the extent lawful, calculated on the same basis as interest on the Class A-2 Notes for the same period), over (y) the amount of interest distributed to the Class A-2 Noteholders on such Payment Date.

    "Class A-2 Interest Distributable Amount" means the amount of interest accrued during the related Interest Period (calculated on the basis of a 360 day year consisting of twelve 30 day months) on the Class A-2 Principal Balance as of the immediately preceding Payment Date (after giving effect to payments of principal made on such immediately preceding Payment Date) at the Class A-2 Rate or, in the case of the first Payment Date, on the Class A-2 Initial Principal Balance.

    "Class A-2 Note" means any of the  % Asset Backed Notes, Class A-2, issued under the Indenture.

    "Class A-2 Noteholder" means any Person in whose name a Class A-2 Note is registered in the Note Register.

    "Class A-2 Principal Balance" as of any date means the Class A-2 Initial Principal Balance less all amounts paid to the holders of Class A-2 Notes in respect of principal pursuant to Section 5.06 hereof.

    "Class A-2 Rate" means  % per annum.

    "Class A-3 Final Scheduled Payment Date" means the Payment Date in      , 200      .

    "Class A-3 Initial Principal Balance" means $            .

    "Class A-3 Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of (x) the Class A-3 Interest Distributable Amount for such Payment Date and any outstanding Class A-3 Interest Carryover Shortfall from the immediately preceding Payment Date (together with interest on such outstanding Class A-3 Interest Carryover Shortfall at the Class A-3 Rate, to the extent lawful, calculated on the same basis as interest on the Class A-3 Notes for the same period), over (y) the amount of interest distributed to the Class A-3 Noteholders on such Payment Date.

    "Class A-3 Interest Distributable Amount" means the amount of interest accrued during the related Interest Period (calculated on the basis of the actual number of days in such Interest Period and a year assumed to consist of 360 days) on the Class A-3 Principal Balance as of the immediately preceding Payment Date (after giving effect to payments of principal made on such immediately preceding Payment Date) at the Class A-3 Rate or, in the case of the first Payment Date, on the Class A-3 Initial Principal Balance.

    "Class A-3 Note" means any of the  % Asset Backed Notes, Class A-3, issued under the Indenture.

    "Class A-3 Noteholder" means any Person in whose name a Class A-3 Note is registered in the Note Register.

    "Class A-3 Notional Balance" means the Class A-3 Principal Balance as of the first day of the applicable Interest Period.

    ["Class A-3 Notional Fixed Rate" means  %.]

    "Class A-3 Principal Balance" as of any date means the Class A-3 Initial Principal Balance less all amounts paid to the holders of Class A-3 Notes in respect of principal pursuant to Section 5.06 hereof.

    "Class A-3 Rate" means  % per annum.

    "Class A-4 Final Scheduled Payment Date" means the Payment Date in      , 200      .

    "Class A-4 Initial Principal Balance" means $      .

    "Class A-4 Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of (x) the Class A-4 Interest Distributable Amount for such Payment Date and any outstanding Class A-4 Interest Carryover Shortfall from the immediately preceding Payment Date (together with interest on such outstanding Class A-4 Interest Carryover Shortfall at the Class A-4 Rate, to the extent lawful, calculated on the same basis as interest on the Class A-4 Notes for the same period), over (y) the amount of interest distributed to the Class A-4 Noteholders on such Payment Date.

    "Class A-4 Interest Distributable Amount" means the amount of interest accrued during the related Interest Period (calculated on the basis of a 360 day year consisting of twelve 30 day months) on the Class A-4 Principal Balance as of the immediately preceding Payment Date (after giving effect to payments of principal made on such immediately preceding Payment Date) at the Class A-4 Rate or, in the case of the first Payment Date, on the Class A-4 Initial Principal Balance.

    "Class A-4 Note" means any of the  % Asset Backed Notes, Class A-4, issued under the Indenture.

    "Class A-4 Noteholder" means any Person in whose name a Class A-4 Note is registered in the Note Register.

    "Class A-4 Principal Balance" as of any date means the Class A-4 Initial Principal Balance less all amounts paid to the holders of Class A-4 Notes in respect of principal pursuant to Section 5.06 hereof.

    "Class A-4 Rate" means  % per annum.

    "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

    "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

    "Closing Date" means      , 200      .

    "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

    ["Collateral Security Agreement" means the Collateral Security Agreement dated      , 200      , by and among the Seller, the Servicer, [third party] and the Owner Trustee, as collateral agent, pursuant to which [third party] has conveyed the property and proceeds of the Yield Maintenance Account to the Owner Trustee in trust for the benefit of the Certificateholders as described in Section 5.01(a).]

    "Collection Account" means the account or accounts designated as such and established and maintained pursuant to Section 5.01.

    "Collection Period" means, with respect to any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs (and, in the case of the first Collection Period, the period from the Cutoff Date through the last day of the calendar month immediately preceding the month in which such Payment Date occurs).

    "Commission" means the Securities and Exchange Commission, and any successor thereto.

    "Current Receivable" means each Receivable that is not a Defaulted Receivable or a Liquidated Receivable.

    "Cutoff Date" means      , 200      [or, in the case of each Additional Closing Date, such Additional Closing Date].

    "Dealer" means the dealer of automobile and/or light duty trucks who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to TMCC under an existing agreement between such dealer and TMCC.

    "Dealer Recourse" means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor Dealer.

    "Defaulted Receivable" means a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (i) all or any part of a Scheduled Payment is 150 or more days past due and the Servicer has not repossessed the related Financed Vehicle, or (ii) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first.

    "Definitive Notes" shall have the meaning ascribed thereto in the Indenture.

    "Deferred Prepayment" means, with respect to a Precomputed Receivable and a Collection Period, the aggregate amount, if any, of Payments Ahead remitted to the Servicer in respect of such Receivable during one or more prior Collection Periods and currently held by the Servicer or in the Payahead Account.

    ["Delaware Trustee" means the Person acting as Delaware Co-Trustee under the Trust Agreement, its successors in interest and any successor Delaware co-trustee under the Trust Agreement.]

    "Delinquency Percentage" means, with respect to a Collection Period, the percentage equivalent of a fraction, the numerator of which is the number of (i) all outstanding Receivables 61 days or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period (excluding Receivables as to which the Financed Vehicle has been liquidated during that Collection Period), determined in accordance with the Servicer's normal practices, plus (ii) all repossessed Financed Vehicles that have not been liquidated (to the extent the related Receivable is not otherwise reflected in clause (i) above), and the denominator of which is the aggregate number of Current Receivables on the last day of such Collection Period.

    ["Delivery" means, means, when used with respect to the Reserve Fund:

    (i)  with respect to certificated securities, bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery (collectively, "Physical Property"), transfer thereof to the Relevant Trustee or its financial intermediary as defined in Section 8-313(4) of the UCC (a "Financial Intermediary") in accordance with Sections 8-313(1)(a), 8-313(1)(d)(i) or 8-313(1)(g) of the UCC, and evidence that any such Physical Property that is in registrable form has been registered in the name of the Relevant Trustee, its Financial Intermediary, its custodian or its nominee;

    (ii) with respect to any Reserve Fund property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: (A) book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by the Relevant Trustee or by a custodian and issuance to the Relevant Trustee or to such custodian, as the case may be, of a deposit advice or other written confirmation of such book-entry registration, (B) the making by any such custodian of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Relevant Trustee and indicating that such custodian holds such Reserve Fund property solely as agent for the Relevant Trustee, and the making by the Relevant Trustee of entries in its books and records establishing that it holds such Reserve Fund property solely as Relevant Trustee pursuant to Section 5.01, and (C) such additional or alternative procedures as may hereafter become necessary to effect complete transfer of ownership of any such Reserve Fund property to the Relevant Trustee, consistent with changes in applicable law or regulations or the interpretation thereof; and

    (iii) with respect to any Reserve Fund property that is an uncertificated security under Article 8 of the UCC and that s not governed by clause (ii) above, registration of the transfer to, and ownership of such Reserve Fund property by, the Relevant Trustee, its Financial Intermediary, its custodian or its nominee by the issuer of such Reserve Fund.]

    "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

    "Determination Date" means, with respect to any Payment Date, the second Business Day preceding such Payment Date.

    "DTC" means The Depository Trust Company, and its successors.

    "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

    "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or the Owner Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of "AA-" or better by Standard & Poor's and "Aa3" or better by Moody's or (B) an account or accounts in which funds will be held therein for 30 days or less which are maintained with a depository institution or trust company, the short-term unsecured debt obligations of which are rated "A-1+" or better by Standard & Poor's or if not rated by Standard & Poor's then otherwise approved by Standard & Poor's and rated "P-1" or better by Moody's, or if not rated by Moody's then otherwise approved by Moody's, and (ii) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee or the Owner Trustee may be considered an Eligible Institution for the purposes of clause (b) of this definition.

    "Eligible Investments" means, at any time, any one or more of the following obligations and securities:

    (a) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

    (b) general obligations of or obligations guaranteed by FNMA, or (ii) any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico then rated the highest available credit rating of each Rating Agency for such obligations;

    (c) certificates of deposit issued by any depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or of any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company are then rated the highest available rating of each Rating Agency for such obligations;

    (d) certificates of deposit, demand or time deposits of, bankers' acceptances issued by, or federal funds sold by, any depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the Federal Deposit Insurance Corporation, so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company is an Eligible Institution (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency) or as to which the Indenture Trustee shall have received a letter from each Rating Agency to the effect that such investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Notes issued by the Issuer;

    (e) certificates of deposit issued by any bank, trust company, savings bank or other savings institution that is an Eligible Institution and is fully insured by the FDIC (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available rating from each Rating Agency);

    (f)  repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee with respect to any security described in clauses (a), (b) or (g) hereof or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (d) above (including the Indenture Trustee); provided, however, that repurchase obligations entered into with any particular depository institution or trust company (including the Indenture Trustee) will not be Eligible Investments to the extent that the aggregate principal amount of such repurchase obligations with such depository institution or trust company held by the Indenture Trustee on behalf of the Noteholders or the Seller, as the case may be, shall exceed 10% of either the Pool Balance or of the principal balance of all the face amount of all Eligible Investments so held thereby;

    (g) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State so long as at the time of such investment or contractual commitment providing for such investment (i) the long-term, unsecured debt, or if such securities are commercial paper, the short-term unsecured debt, of such corporation has the highest available rating from each Rating Agency or (ii) the Indenture Trustee shall have received a letter from each Rating Agency to the effect that such investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to any of the Notes;

    (h) money market funds so long as such funds are rated "Aaa" by Moody's (so long as Moody's is a Rating Agency) and "AAAm" by Standard & Poor's (so long as Standard & Poor's is a Rating Agency), including any such fund for which the Indenture Trustee or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, and notwithstanding that (i) such Person charges and collects fees and expenses from such funds for services rendered, (ii) such Person charges and collects fees and expenses for services rendered pursuant to the Trust Agreement, the Indenture or the Securities Account Control Agreement and (iii) services performed for such funds and pursuant to any such agreement may converge at any time. Each of the Seller and the Servicer hereby specifically authorizes the Indenture Trustee, Owner Trustee, Securities Intermediary or an Affiliate thereof to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses such Person may charge and collect for services rendered pursuant to any such Agreement; and

    (i)  such other investments acceptable to each Rating Agency (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned by such Rating Agency to any of the Notes; provided that each of the foregoing investments shall mature no later than the Payment Date next succeeding such investment, and shall be required to be held to such maturity.

    None of the foregoing will be considered a Eligible Investment if:

      (1) it constitutes a certificated security, bankers' acceptance, commercial paper, negotiable certificate of deposit or other obligation that constitutes "financial assets" within the meaning of Section 8-102(a)(9)(c) of the UCC unless a security entitlement with respect to such Eligible Investment has been created, in favor of the Indenture Trustee or Owner Trustee, as appropriate, in accordance with Section 8-501(b) of the UCC and the related securities intermediary has agreed not to comply with entitlement orders of any secured party other than the Indenture Trustee, Seller or Owner Trustee, as the case may be; or

      (2) it constitutes a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, unless, in accordance with applicable law, (A) a book-entry registration thereof is made to an appropriate book-entry account maintained with a Federal Reserve Bank by the Indenture Trustee, Securities Intermediary or Owner Trustee, as appropriate, or by a custodian therefor, (B) a deposit advice or other written confirmation of such book-entry registration is issued to such Person, (C) any such custodian makes entries in its books and records identifying that such book-entry security is held through the Federal Reserve System pursuant to federal book-entry regulations and belongs to such trustee and indicating that such custodian holds such Eligible Investment solely as agent for the Indenture Trustee, Securities Intermediary or Owner Trustee, as appropriate, (D) the Indenture Trustee, Securities Intermediary or Owner Trustee, as appropriate, makes entries in its books and records establishing that it holds such security solely in such capacity, and (E) any additional or alternative procedures as may hereafter become necessary to effect complete transfer of ownership thereof to such trustee are satisfied, consistent with changes in applicable law or regulations or the interpretation thereof.

    Notwithstanding anything to the contrary contained in this definition, no Eligible Investment may be purchased at a premium and no Eligible Investment shall be an "interest only" instrument.

    For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any "+" signs associated with such rating), or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned by such Rating Agency to any of the Notes. Also for purposes of this definition, any reference to a Rating Agency refers only to a Rating Agency that has, at the request of TMCC, rated the Notes.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Event of Default" shall have the meaning specified in the Indenture.

    "Excess Payment" means, with respect to a Receivable and a Collection Period, the amount, if any, by which the Actual Payment exceeds the sum of (i) the Scheduled Payment, and (ii) any Overdue Payment.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "FDIC" means the Federal Deposit Insurance Corporation, and its successors.

    "FNMA" means the Federal National Mortgage Association, and its successors.

    "Final Scheduled Maturity Date" means the Payment Date in      , 200      .

    ["Financial Intermediary" shall have the meaning specified in the definition of the term "Delivery."]

    "Financed Vehicle" means, with respect to a Receivable, the related automobile or light duty truck, as the case may be, together with all accessions thereto, securing the related Obligor's indebtedness under such Receivable.

    "Holder" or "Securityholder" means the registered holder of any Certificate or a Note as evidenced by the Note Register or the Certificateholder, as the case may be, except that, solely for the purposes of giving certain consents, waivers, requests or demands pursuant to the Trust Agreement or the Indenture, the interest evidenced by any Certificate or any Note registered in the name of TAFR LLC or TMCC, or any Person actually known to a Trust Officer of the Owner Trustee or the Indenture Trustee to be controlling, controlled by or under common control with TAFR LLC or TMCC, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained.

    "Indenture" means the Indenture dated as of      , 200      , between the Issuer and the Indenture Trustee.

    "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

    "Independent Manager" means a director of the Seller who is not (i) a director, officer or employee of any Affiliate of the Seller, (ii) a natural person related to any director or officer of any Affiliate of the Seller, (iii) a holder (directly or indirectly) of more than 10% of any voting securities of any Affiliate of the Seller, or (iv) a natural person related to a holder (directly or indirectly) of more than 10% of any voting securities of any Affiliate of the Seller.

    "Initial Certificate Balance" shall have the meaning set forth in the Trust Agreement.

    "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

    "Insurance Policy" means, with respect to a Receivable, an insurance policy covering physical damage, credit life, credit disability, theft, mechanical breakdown or similar event relating to the related Financed Vehicle or Obligor.

    "Interest Determination Date" means the second London Banking Day prior to the Interest Reset Date for the related Interest Period.

    ["Interest Period" with respect to any Payment Date and (i) the Class A-1 and Class A-3 Notes means the period from (and including) a Payment Date to (but excluding) the next Payment Date, except that the first interest accrual period will be from (and including) the closing date to (but excluding)      , 200      ; and (ii) the Class A-2 and Class A-4 Notes means the period from (and including) the 15th day of each calendar month to (but excluding) the 15th day of the succeeding calendar month, except that the first interest accrual period will be from (and including) the closing date to (but excluding)      , 200      .]

    ["Interest Rate Swap Agreement" means 1992 ISDA Master Agreement dated as of      , 200      , including all schedules and confirmations thereto, between the Issuer and the Swap Counterparty, as the same may be amended, supplemented, renewed, extended or replaced from time to time.]

    "Interest Reset Date" means, with respect to the Class A-3 Notes, the first day of the applicable Interest Period.

    "Investment Company Act" means the Investment Company Act of 1940, as amended.

    "Issuer" means Toyota Auto Receivables 200      -      Owner Trust.

    ["LIBOR" means the rate for deposits in U.S. dollars for a one-month period which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Interest Determination Date; provided that, the following procedures will be followed if LIBOR cannot be determined as described above:

    (a) With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent (as defined in the Interest Rate Swap Agreement) as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a one-month period, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations.

    (b) If fewer than two quotations referred to in clause (a) above are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a maturity of one-month and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

    (c) If the banks so selected by the Calculation Agent are not quoting as mentioned in clause (b) above, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.]

    "Lien" means any security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach to a Receivable or any property, as the context may require, by operation of law.

    "Liquidated Receivable" means a Receivable that (i) has been the subject of a Prepayment in full, or (ii) has been paid in full or as to which the Servicer has determined that the final amounts in respect of such payment have been paid with respect to a Defaulted Receivable, regardless of whether all or any part of such payment has been made by the Obligor under such Receivable, the Seller pursuant to this Agreement, the Servicer pursuant to this Agreement or pursuant to the Receivables Purchase Agreement, an insurer pursuant to an Insurance Policy or otherwise.

    "Liquidation Expenses" means, with respect to a Defaulted Receivable, the amount charged by the Servicer, in accordance with its customary servicing procedures, to or for its account for repossessing, refurbishing and disposing of the related Financed Vehicle and other out-of-pocket costs related to such liquidation.

    "Liquidation Proceeds" means, with respect to a Defaulted Receivable, all amounts realized with respect to such Receivable from whatever sources (including, without limitation, proceeds of any Insurance Policy), net of amounts that are required by law or such Receivable to be refunded to the related Obligor.

    "London Banking Day" means any day on which commercial banks in London are open for general business (including dealing in foreign exchange and foreign currency deposits).

    "Monthly Remittance Conditions" means, collectively, (i) TMCC is the Servicer, (ii) either (a) TMCC's short-term unsecured debt is rated P-1 by Moody's and A-1 by Standard & Poor's (so long as Moody's and Standard & Poor's are Rating Agencies), or (b) certain arrangements are made that are acceptable to the Rating Agencies and (iii) no Event of Default or Servicer Default shall have occurred and be continuing (unless waived by the appropriate Noteholders).

    "Moody's" means Moody's Investors Service, Inc., or its successor.

    "Net Liquidation Proceeds" means, with respect to a Defaulted Receivable, Liquidation Proceeds less Liquidation Expenses.

    "Nonrecoverable Advance" means any Outstanding Advance as to which the Servicer determines that any recovery from payments made on or with respect to such Receivable is unlikely; provided that the Servicer cannot deem any Outstanding Advance made at the option of the Servicer pursuant to Section 4.02 to be a Nonrecoverable Advance unless it delivers to the Indenture Trustee and Owner Trustee an Officer's Certificate to the effect that such Outstanding Advance, when made, was reasonably likely to be reimbursed from collections in respect of interest on the related Receivable representing interest accrued on such Receivable at the related APR less the Servicing Fee Rate.

    "Note" means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note or a Class A-4 Note.

    "Note Depository Agreement" has the meaning assigned in the Indenture.

    "Noteholder" means any Holder of a Note.

    "Note Owner" has the meaning assigned in the Indenture.

    "Note Pool Factor" means, with respect to each Class of Notes as of the close of business on any Payment Date, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on such Payment Date) divided by the original outstanding principal balance of such Class of Notes. The Note Pool Factor for each Class of Notes will be 1.0000000 as of the Closing Date; thereafter, the related Note Pool Factor will decline to reflect reductions in the outstanding principal balance of such Class of Notes.

    "Note Register" means the register maintained by the Indenture Trustee pursuant to the Indenture recording the name of each registered Holder of a Note.

    "Obligor" on a Receivable means the purchaser or co-purchasers of the related Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

    "Officer's Certificate" means a certificate signed by the President, any Vice President, the chief financial officer, the chief accounting officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Issuer, the Seller or the Servicer, as the case may be.

    "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise provided herein, be an employee of or counsel to the Issuer, the Seller or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as the case may be.

    "Optional Purchase Price" means an amount equal to the aggregate Administrative Purchase Payments for the Receivables (including Receivables that became Defaulted Receivables in the

Collection Period preceding the Payment Date on which that purchase is effected), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust (less liquidated expenses); provided, however, that the Optional Purchase Price shall be equal to or greater than the Outstanding Amount plus all accrued and unpaid interest on each Class of Notes (including, without duplication, any Class A-1 Interest Carryover Shortfall, Class A-2 Interest Carryover Shortfall, Class A-3 Interest Carryover Shortfall or Class A-4 Interest Carryover Shortfall) through the Payment Date on which the Owner Trust Estate is to be purchased by the Servicer, or successor to the Servicer [plus any amounts payable by the Issuer to the Swap Counterparty under the Interest Rate Swap Agreement and any amounts due to Toyota Motor Credit Corporation under the Revolving Liquidity Note.]

    "Optional Purchase Percentage" means 10%.

    "Outstanding Advances" means, with respect to a Receivable and the last day of a Collection Period, the sum of all Advances made as of or prior to such date, minus all payments or collections as of or prior to such date which are specified in Section 5.04(b) as applied to reimburse all unpaid Advances with respect to such Receivable.

    "Outstanding Amount" means the aggregate principal amount of all Notes, or, if indicated by the context, all Notes of any Class, outstanding at the date of determination.

    "Overdue Payment" means, with respect to any Receivable (other than an Administrative Receivable or a Warranty Receivable), payments made by or on behalf of the Obligor which are not Supplemental Servicing Fees and therefor shall be applied first to reimburse the Servicer for Outstanding Advances made with respect to such Receivable pursuant to Section 5.03(a).

    "Owner Trust Estate" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of this Agreement, all funds on deposit from time to time in the accounts created pursuant to Section 5.01 of this Agreement (excluding any net investment income with respect to amounts held in such accounts) and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to this Agreement and the Administration Agreement[, rights of the Owner Trustee and the Trust pursuant to the Revolving Liquidity Note Agreement and Revolving Liquidity Note,] and as assignee of the rights and interests of the Depositor under the Receivables Purchase Agreement. [The Owner Trust Estate does not include the Sub-Trust Assets, as described in the Amended and Restated Trust Agreement and the Sub-Trust Supplement.]

    "Owner Trustee" means the Person acting as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

    "Pass Through Rate" means  % per annum.

    "Payahead Account" means the account or accounts designated as such and established and maintained pursuant to Section 5.01.

    "Payment Ahead" means, with respect to a Precomputed Receivable and a Collection Period, any Excess Payment not representing prepayment in full of such Precomputed Receivable which the Servicer, in accordance with its customary servicing practices, will apply towards the payment of Scheduled Payments in one or more future Collection Periods.

    "Payment Date" means, with respect to a Collection Period, the fifteenth calendar day of the following calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing      , 200      .

    "Person" means any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "Pool Balance" means, as of any date, the aggregate Principal Balance of the Receivables (exclusive of all Administrative Receivables for which the Servicer has paid the Administrative Purchase Payment, Warranty Receivables for which the Seller has paid the Warranty Purchase Payment and Defaulted Receivables) as of the close of business on such date.

    "Pool Factor" as of any Payment Date, means a seven-digit decimal figure equal to the Pool Balance as of such Payment Date divided by the Original Pool Balance.

    "Precomputed Advance" means an advance in respect of principal or interest on a Precomputed Receivable in the amount determined as set forth in Section 5.04(a).

    "Precomputed Receivable" means any Actuarial Receivable or Rule of 78s Receivable.

    "Prepayment" means (i) with respect to any Precomputed Receivable and any Collection Period, any prepayment in full or Excess Payment which the Servicer, in accordance with its customary servicing practices, will apply towards the payment of Scheduled Payments due during or prior to such Collection Period or (ii) with respect to any Simple Interest Receivable, any prepayment, whether in part or in full, in respect of such Simple Interest Receivable.

    "Principal Balance" means, with respect to any Receivable as of any date, the Amount Financed minus the sum of the following amounts: (i) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to such date allocable to principal, computed in accordance with the actuarial method, (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (iii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal, and (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of such Receivable. The Principal Balance of a Defaulted Receivable is zero.

    "Principal Distribution Account" means the administrative subaccount established within the Collection Account by the Indenture Trustee pursuant to the Indenture and the Trust Agreement.

    "Principal Distribution Amount" means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Pool Balance as of the end of the Collection Period preceding the related Collection Period, or, as of the Cutoff Date, in the case of the first Collection Period, over (b) the Pool Balance as of the end of the related Collection Period together with any portion of the Principal Distribution Amount that would have been required to be deposited into the Principal Distribution Account on any prior Payment Date had there been sufficient funds available to make such deposit; provided, however, that the Principal Distribution Amount shall not exceed the outstanding principal amount of all the Notes on such Payment Date (prior to giving effect to any principal payments made on such Payment Date), together with any portion of the Principal Distribution Amount that was to be deposited into the Principal Distribution Account on any prior Payment Date but was not because sufficient funds were not available to make the deposit; and provided, further, that (i) the Principal Distribution Amount on the Class A-1 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the Principal Distribution Amount on the Class A-2 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii), the Principal Distribution Amount on the Class A-3 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (iv) the Principal Distribution Amount on the Class A-4 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

    "Rating Agency" means either or each of Moody's and Standard & Poor's, as indicated by the context.

    "Rebate" means, with respect to a Precomputed Receivable and any date, the rebate, calculated on an actuarial basis, under such Precomputed Receivable that is or would be payable to the related Obligor for unearned finance charges or any other charges subject to rebate if such Obligor were to prepay such Receivable in full on such date.

    "Receivable" means any retail installment sale contract executed by an Obligor in respect of a Financed Vehicle, and all proceeds thereof and payments thereunder, which Receivable shall be identified in the Schedule of Receivables.

    "Receivable File" means the documents specified in Section 2.02 pertaining to a particular Receivable.

    "Receivables Purchase Agreement" means that certain Receivables Purchase Agreement, dated as of      , 200      , between the Seller and TMCC.

    "Record Date" means, with respect to the Notes of any Class and each Payment Date, the calendar day immediately preceding such Payment Date or, if Definitive Notes representing any Class of Notes have been issued, the last day of the month immediately preceding the month in which such Payment Date occurs. Any amount stated "as of a Record Date" or "on a Record Date" shall give effect to (i) all applications of collections, and (ii) all payments and distributions to any party under this Agreement, the Indenture and the Trust Agreement or to the related Obligor, as the case may be, in each case as determined as of the opening of business on the related Record Date.

    "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

    "Released Administrative Amount" means, with respect to a Payment Date and to an Administrative Receivable, the Deferred Prepayment, if any, for such Administrative Receivable.

    "Released Warranty Amount" means, with respect to a Payment Date and to a Warranty Receivable, the Deferred Prepayment, if any, for such Warranty Receivable.

    "Relevant Trustee" means (i) with respect to the control over or appropriate designation denoting ownership or control over any property comprising a portion of the Owner Trust Estate (as defined in the Trust Agreement) that either is not conveyed or pledged to the Indenture Trustee for the benefit of the Noteholders and Certificateholders pursuant to the Granting Clause of the Indenture or that has been released from the lien of the Indenture, the Owner Trustee, and (ii) with respect to any property comprising a portion of the Trust Estate (as defined in the Indenture) that has not been released from the lien of the Indenture, the Indenture Trustee; provided, however, that with respect to any property that is under the joint or separate control of a co-trustee or separate trustee under the Trust Agreement or the Indenture, respectively, "Relevant Trustee" shall refer to either or both of the Owner Trustee and such co-trustee or separate trustee or to either or both of the Indenture Trustee and such co-trustee or separate trustee, as the case may be.

    "Required Rate" means, with respect to each Collection Period, [the sum of the Servicing Fee Rate] and the [Class A-3 Rate][Pass Through Rate][other rate][or specify other rate].

    "Required Rating" means a rating of Prime-1 by Moody's and A-1+ by Standard & Poor's.

    "Required Yield Maintenance Amount" means, with respect to any Distribution Date, an amount equal to [the aggregate amount by which (i) the aggregate amount of interest that would accrue on the Principal Balance of each Receivable that is an asset of the Trust Estate (as defined in the Indenture)

or the Owner Trust Estate (as defined in the Trust Agreement), as the case may be, for the period commencing on the last day of the related Collection Period and ending on the last day of the Collection Period during which such Receivable is scheduled to mature if such Receivable bore interest at the Required Rate (assuming that all subsequent payments on such Receivable are made as scheduled and no prepayments are made in respect thereof) exceeds (ii) the aggregate amount of interest that would accrue thereon for the same period at the related APR][or specify other formula][specify discounting factors].

    "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.07.

    "Reserve Fund Initial Deposit" means $  .

    ["Revolving Liquidity Note" means the Revolving Liquidity Note issued pursuant to the Revolving Liquidity Note Agreement.]

    ["Revolving Liquidity Note Agreement" means that certain Revolving Liquidity Note Agreement, dated as of      , 200      , between the Seller, the holder of the Revolving Liquidity Note and the Owner Trustee.]

    ["Revolving Period" means, with respect to any class of Notes, a period during which collections of principal and other amounts treated as collections of principal are accumulated in an account utilized for the purpose of acquiring additional Receivables for the benefit of such class of Notes.]

    "Rule of 78s Receivable" means any Receivable which provides for the allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method.

    "Schedule of Receivables" means the schedule of receivables attached as Schedule A to this Agreement, as it may be amended from time to time.

    "Scheduled Payment" means, with respect to any Payment Date and to a Receivable, the payment set forth in such Receivable as due from the Obligor in the related Collection Period; provided, however, that in the case of the first Collection Period, the Scheduled Payment shall include all such payments due from the Obligor on or after the Cutoff Date.

    "Scheduled Surplus" means, with respect to any Distribution Date for any Receivable having an APR which exceeds the sum of the [Required Rate][Class A-3 Rate][Pass Through Rate][specify other rate], the product of (i) the interest portion of the related Scheduled Payment (in the case of any Precomputed Receivable, determined in accordance with the actuarial method), and (ii) the remainder of (a) one minus (b) a fraction, the numerator of which equals the sum of the [Required Rate][Class A-3 Rate][Pass Through Rate][specify other rate] and the denominator of which equals such APR.

    "Securities Account Control Agreement" means the Securities Account Control Agreement dated      , 200      , among the Seller,            , as Securities Intermediary thereunder, and            , as Indenture Trustee, pursuant to which the Reserve Fund will be established and maintained.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Securityholder" see the definition of "Holder."

    "Seller" means TAFR LLC, and its successors in interest to the extent permitted hereunder.

    "Servicer" means TMCC, as the servicer of the Receivables, and each successor to TMCC (in the same capacity) pursuant to Section 7.03 or 8.02.

    "Servicer's Certificate" means an Officer's Certificate of the Servicer delivered pursuant to Section 4.10, substantially in the form attached hereto as Exhibit A.

    "Servicer Default" means an event specified in Section 8.01.

    "Servicing Fee Rate" means  % per annum.

    "Simple Interest Advance" means an advance in respect of interest on any Simple Interest Receivable in the amount determined as set forth in Section 5.04(a).

    "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

    "Simple Interest Receivable" means any Receivable which provides for the allocation of payments according to the simple interest method.

    "Specified Reserve Account Balance" means with respect to any Payment Date zero, except (i) for any Payment Date on which the conditions set forth in Sections 5.07(a) and 5.08(b) require deposits into the Reserve Account, in which case the Specified Reserve Account Balance shall be $  (  % of the original outstanding Principal Balance of the Receivables as of the Cutoff Date), or, (ii) if on any Payment Date (x) the average of the Charge-off Rates for the three preceding Collection Periods exceeds  % or (y) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds  %, the Specified Reserve Account Balance shall be (A) the greater of (a) $  (  % of the outstanding principal balance of the Receivables as of the Cutoff Date) and (c)   % of the Class A Note Balance as of such Payment Date (after giving effect to any principal payments made on the Notes on such Payment Date), [less (B) so long as none of the events described in the second paragraph of Section 5.08(b) has occurred, an amount equal to the principal balance of the Revolving Liquidity Note that has not been drawn (plus any portion thereof drawn but reimbursed) on or prior to such date of determination]; provided further, that (x) if the circumstances described in clauses (i) and (ii) are both applicable, the provisions of clause (ii) shall apply and (y) the Specified Reserve Balance with respect to any date shall not exceed the sum of the Class A Note Balance as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on such preceding Payment Date).

    "Standard & Poor's" means Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, and its successors.

    "Successor Servicer" means any entity appointed as a successor to the Servicer pursuant to Section 8.02.

    "Supplemental Servicing Fee" means, with respect to any Payment Date, all late fees, prepayment charges, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables received by the Servicer during the related Collection Period.

    ["Swap Counterparty" shall mean Toyota Motor Credit Corporation, as swap counterparty under the Interest Rate Swap Agreement, or any successor or replacement swap counterparty from time to time under the Interest Rate Swap Agreement.]

    ["Swap Event of Default" means (i) the failure of the Issuer or the Swap Counterparty to pay any amount when due under the Interest Rate Swap Agreement after giving effect to any applicable grace period; (ii) the occurrence of certain events of insolvency or bankruptcy of the Issuer or the Swap Counterparty as specified in the Interest Rate Swap Agreement and (iii) certain other standard events of default under the 1992 ISDA Master Agreement as specified in the Interest Rate Swap Agreement including "Breach of Agreement" (not applicable to the Issuer), "Misrepresentation" (not applicable to the Issuer) and "Merger without Assumption," as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the 1992 ISDA Master Agreement.]

    ["Swap Payments Incoming" means on any Payment Date the net amount, if any, then payable by a Swap Counterparty to the Issuer, excluding any Swap Termination Payments.]

    ["Swap Payments Outgoing" means on any Payment Date the net amount, if any, then payable by the Issuer to the Swap Counterparty, excluding any Swap Termination Payments.]

    ["Swap Termination Event" means (i) certain events of insolvency of bankruptcy of the Issuer or the Swap Counterparty as specified in the Interest Rate Swap Agreement; (ii) any Event of Default under the Indenture that results in the acceleration of the Notes or involving an uncured payment default; (iii) the Issuer or Swap Counterparty becomes subject to registration as an "investment company" under the Investment Company Act of 1940; and (iv) certain standard termination events under the 1992 ISDA Master Agreement as specified in the Interest Rate Swap Agreement including "Illegality," "Tax Event" and "Tax Event Upon Merger," each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the 1992 ISDA Master Agreement.]

    ["Swap Termination Payment" means any termination payment payable by the Issuer to the Swap Counterparty or by the Swap Counterparty to the Issuer under the Interest Rate Swap Agreement.]

    "TAFR LLC" means Toyota Auto Finance Receivables LLC, a Delaware limited liability company, or its successors.

    "TMCC" means Toyota Motor Credit Corporation, a California corporation, and its successors and assigns.

    "Total Servicing Fee" means the sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

    "Trust" means the Issuer.

    "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of      , 200      , by and among the Seller, the Owner Trustee[and the Delaware Trustee].

    "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including, without limitation, all property and interests granted to the Indenture Trustee pursuant to the granting clause of the Indenture), including all proceeds thereof.

    "Trust Officer" means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

    "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

    "United States" means the United States of America.

    "Warranty Purchase Payment" means, with respect to a Payment Date and to (1) a Warranty Receivable which is a Precomputed Receivable repurchased by the Seller as of the close of business on the last day of the related Collection Period, (a) the sum of (i) all Scheduled Payments on such Receivable due after the last day of such Collection Period, (ii) all past due Scheduled Payments for which an Advance has not been made, (iii) an amount equal to any reimbursement of Outstanding Advances made pursuant to Section 5.04(b) with respect to such Receivable and (iv) an amount equal to all other Outstanding Advances made pursuant to Section 5.04(c) with respect to such Receivable, minus (b) the sum of (i) the Rebate, if any, paid to the Obligor on a Precomputed Receivable on or before the date of such purchase (except to the extent specified in Section 4.03) and (ii) any other proceeds in respect of such Receivable received during any Collection Period prior to or during such Collection Period (to the extent applied to reduce the Principal Balance of such Receivable on such Payment Date), and (2) a Warranty Receivable which is a Simple Interest Receivable repurchased by the Seller as of the close of business on the last day of the related Collection Period, the sum of (a) the unpaid principal balance owed by the Obligor in respect of such Receivable plus (b) interest on such unpaid principal balance at a rate equal to the related APR to the last day in the related Collection Period.

    "Warranty Receivable" means a Receivable which the Seller is required to repurchase pursuant to Section 4.08.

    "Yield Maintenance Account" means the segregated trust account established and maintained for the benefit of the Certificateholders as a reserve fund pursuant to Section 5.01(a).

    "Yield Maintenance Agreement" means the Yield Maintenance Agreement dated      , among the Servicer, the Seller [, third party] and the Issuer, pursuant to which Additional Yield Maintenance Amounts are to be deposited in the Yield Maintenance Account on each Distribution Date.

    "Yield Maintenance Amount" means, with respect to any Distribution Date, the aggregate amount on Deposit in the Yield Maintenance Account after giving effect to the withdrawal therefrom of the related Yield Maintenance Deposit and without regard to any amounts on deposit therein in respect of interest or investment earnings earned on the investment of amounts on deposit therein in Eligible Investments for any period.

    "Yield Maintenance Account Initial Deposit" means an amount equal to [the aggregate amount by which (i) the aggregate amount of interest that would accrue on the Principal Balance of each Receivable that is an asset of the Trust Estate (as defined in the Indenture) or, following the termination of the Indenture or other release of the Trust Estate from the lien thereof, the Owner Trust Estate (as defined in the Trust Agreement), for the period commencing on the last day of the first Collection Period and ending on the last day of the Collection Period during which such Receivable is scheduled to mature if such Receivable bore interest at the Required Rate (assuming that all subsequent payments on such Receivable are made as scheduled and no prepayments are made in respect thereof) exceeds (ii) the aggregate amount of interest that would accrue thereon for the same period at the related APR][or specify other formula][specify discounting factors].

    "Yield Maintenance Deposit" means, with respect to any Distribution Date, the amount by which (i) the aggregate amount of interest that would have been due during the related Collection Period on all Receivables that have APRs less than the Required Rate if such Receivables bore interest at the Required Rate exceeds (ii) the amount of interest accrued on such receivables at their respective APRs and due during such Collection Period.

    SECTION 1.02 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

ARTICLE II

CONVEYANCE OF RECEIVABLES

    SECTION 2.01  Conveyance of Receivables.  (a) Upon the execution of this Agreement by the parties hereto [or on any Additional Closing Date], the Seller, pursuant to the mutually agreed upon terms contained in this Agreement, shall sell, transfer, assign and otherwise convey to the Issuer, without recourse (but subject to the Seller's obligations in this Agreement), all of its right, title and interest in and to the Receivables and any proceeds related thereto, including any Dealer Recourse and such other items as shall be specified in this Agreement. Concurrently therewith and in exchange therefor, the Issuer shall deliver to, or to the order of, the Seller the Notes and the Certificates.

    (b) In consideration of the foregoing and other good and valuable consideration to be delivered to the Seller hereunder, on behalf of the Issuer, the Seller does hereby sell, transfer, assign and otherwise convey to the Issuer, in trust for the benefit of the Certificateholders without recourse (subject to the Seller's obligations herein):

      (i)  all right, title and interest of the Seller in and to the Receivables and all monies due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 3.02 or the purchase of Receivables by the Servicer pursuant to Section 4.08 or 9.01) on or after the Cutoff Date;

      (ii) the interest of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any accessions thereto;

      (iii) the interest of the Seller in any proceeds of any physical damage insurance policies covering Financed Vehicles and in any proceeds of any credit life or credit disability insurance policies relating to the Receivables or the Obligors;

      (iv) the interest of the Seller in any Dealer Recourse;

      (v) the right of the Seller to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed pursuant to the terms thereof;

      (vi) the rights and interests of the Seller under the Receivables Purchase Agreement;

      (vii) all other assets comprising the [Owner] Trust [Estate (other than the Revolving Liquidity Note and Revolving Liquidity Note Agreement, which are assets of the Owner Trust Estate but are not sold by the Seller)]; and

      (viii)all proceeds of the foregoing.

    (c) It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables from the Seller to the Issuer and the beneficial interest in and title to the Receivables shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. The Seller agrees to execute and file all filings (including filings under the UCC) necessary in any jurisdiction to provide third parties with notice of the sale of the Receivables pursuant to this Agreement and to perfect such sale under the UCC.

    (d) Although the parties hereto intend that the transfer and assignment contemplated by this Agreement be a sale, in the event such transfer and assignment is deemed to be other than a sale, the parties intend that all filings described in the foregoing paragraph shall give the Issuer a first priority perfected security interest in, to and under the Receivables, and other property conveyed hereunder and all proceeds of any of the foregoing. This Agreement shall be deemed to be the grant of a security interest from the Seller to the Issuer, and the Issuer shall have all the rights, powers and privileges of a secured party under the UCC.

    (e) In connection with the foregoing conveyance, the Servicer shall maintain its computer system so that, from and after the time of sale of the Receivables to the Issuer under this Agreement, the Servicer's master computer records (including any back-up archives) that refer to any Receivable indicate clearly the interest of the Issuer in such Receivable and that the Receivable is owned and controlled by the Issuer. Indication of the Issuer's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable has been paid in full, repurchased or assigned pursuant to this Agreement.

    (f)  Ownership and control of the Receivables, as between the Issuer and the Indenture Trustee (on behalf of the Noteholders and Certificateholders) shall be governed by the Indenture.

    [During a Revolving Period relating to any class of Notes, the Seller may designate additional Receivables for sale to the Issuer, and the Owner Trustee on behalf of the Issuer may agree to purchase such Receivables during the Revolving Period and subject to the same conditions set forth in this Agreement.]

    SECTION 2.02 Custody of Receivables Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Owner Trustee on behalf of the Issuer, upon the execution and delivery of this Agreement, appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Issuer as custodian of the following documents or instruments (the parties hereto expressly acknowledging and agreeing that the Servicer may appoint a third party to act as the agent of the Servicer to maintain possession of such documents or instruments as contemplated by Sections 3.01(u) and 3.03(b) of this Agreement) which are hereby constructively delivered to the Issuer with respect to each Receivable:

      (a) the fully executed original of the Receivable;

      (b) documents evidencing or related to any Insurance Policy;

      (c) the original credit application of each Obligor, fully executed by such Obligor on TMCC's customary form, or on a form approved by TMCC, for such application;

      (d) the original certificate of title (or evidence that such certificate of title has been applied for) or such documents that the Servicer shall keep on file, in accordance with TMCC's customary procedures, evidencing the security interest in the related Financed Vehicle; and

      (e) any and all other documents that the Seller or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Receivable or the related Obligor or Financed Vehicle.

    SECTION 2.03  Acceptance by Owner Trustee.  The Owner Trustee hereby acknowledges its acceptance, on behalf of the Issuer, pursuant to this Agreement, of all right, title and interest in and to the Receivables conveyed by the Seller pursuant to this Agreement and declares and shall declare from and after the date hereof that the Owner Trustee holds and shall hold such right, title and interest, upon the terms and conditions set forth in this Agreement.

ARTICLE III

THE RECEIVABLES

    SECTION 3.01  Representations and Warranties of the Seller with Respect to the Receivables.  The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date [or any Additional Closing Date], but shall survive the sale, transfer and assignment of the Receivables to the Issuer, and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

      (a) Characteristics of Receivables. Each Receivable (i) shall have been originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by TMCC from such Dealer under an existing agreement with TMCC and shall have been validly assigned by such Dealer to TMCC in accordance with the terms of such agreement and shall have been subsequently sold by TMCC to the Seller pursuant to the Receivables Purchase Agreement, (ii) shall have created or shall create a valid, subsisting and enforceable first priority security interest in favor of TMCC in the related Financed Vehicle, which security interest has been assigned by TMCC to the Seller and shall be assignable, and shall be so assigned, by the Seller to the Issuer hereby, (iii) shall, except as otherwise provided in this Agreement, provide for monthly payments that fully amortize the Amount Financed by maturity (except for minimally different payments in the first or last month in the life of the Receivable) and provide for a finance charge or yield interest at its APR, in either case calculated based on the Rule of 78s, the simple interest method or the actuarial method, (iv) shall contain customary and enforceable provisions, such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security and (v) shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest.

      (b) Schedule of Receivables. The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures adverse to the Securityholders shall have been utilized in selecting the Receivables from those automobile and light duty truck receivables of TMCC which met the selection criteria set forth in this Section and this Agreement.

      (c) Compliance with Law. To the knowledge of the Seller, each Receivable, including each form of contract used to originate each Receivable and each sale of the related Financed Vehicle, shall have complied at the time such form of contract was used or such sale was originated or made, and shall comply at the time of execution of this Agreement, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal

  Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, M and Z (to the extent applicable), state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit, equal credit opportunity and disclosure laws, except with respect to applicable Florida documentary stamp taxes and applicable Texas Finance Code form of contract provisions as to which the effect of noncompliance will not have a material adverse effect on such Receivable.

      (d) Binding Obligation. Each Receivable shall constitute the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

      (e) No Bankrupt Obligors. None of the Receivables shall be due, to the best knowledge of the Seller, from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or is insolvent.

      (f)  No Government Obligors. None of the Receivables shall be due from the United States or any state, or from any agency, department or instrumentality of the United States or any state or local government.

      (g) Employee Obligors. None of the Receivables shall be due from any employee of the Seller, TMCC or any of their respective Affiliates.

      (h) Security Interest in Financed Vehicles. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of TMCC as secured party or all necessary and appropriate action with respect to such Receivable shall have been taken to perfect a first priority security interest in such Financed Vehicle in favor of TMCC as secured party.

      (i)  Receivables in Force. No Receivable shall have been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released in whole or in part from the lien granted by the related Receivable.

      (j)  No Waivers. No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

      (k) No Amendments. No Receivable shall have been amended or modified in such a manner that the total number of Scheduled Payments has been increased or that the related Amount Financed has been increased or that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

      (l)  No Defenses. No facts shall be known to the Seller which would give rise to any right of rescission, setoff, counterclaim or defense, nor shall the same have been asserted or threatened, with respect to any Receivable.

      (m) No Liens. To the knowledge of the Seller, no liens or claims shall have been filed as of the date of this Agreement, including liens for work, labor or materials relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in such Financed Vehicle granted by the related Receivable, which Liens shall not have been released or satisfied as of the Closing Date [or Additional Closing Date].

      (n) No Default; No Repossession. Except for payment defaults that, as of the Cutoff Date, have been continuing for a period of not more than 30 days, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall have occurred as of the Cutoff Date; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall have arisen; the Seller shall not have waived any of the foregoing; and no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date.

      (o) Insurance. The terms of each Receivable require the Obligor to obtain and maintain physical damage insurance covering the related Financed Vehicle in accordance with TMCC's normal requirements. The terms of each Receivable allow, but do not require TMCC to (and TMCC, in accordance with its current normal servicing procedures, does not) obtain any such coverage on behalf of the Obligor.

      (p) Good Title. It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer, and no provision of a Receivable shall have been waived, except for a waiver that would not violate clause (j) above; immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; immediately upon the transfer and assignment thereof, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer and assignment herein contemplated has been perfected under the UCC.

      (q) Lawful Assignment. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to a transfer of the related certificate of title shall be unlawful, void or voidable.

      (r) All Filings Made. As of the Closing Date [or any Additional Closing Date], all filings (including UCC filings) necessary in any jurisdiction to provide third parties with notice of the transfer and assignment herein contemplated, to perfect the sale of the Receivables from the Seller to the Issuer and to give the Issuer a first priority perfected security interest in the Receivables shall have been made.

      (s) One Original. There shall be only one original executed copy of each Receivable.

      (t)  Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC.

      (u) Additional Representations and Warranties. (i) Each Receivable shall have an original number of Scheduled Payments of not less than  nor more than  and, as of the Cutoff Date, a remaining number of Scheduled Payments of not less than  nor more than   ; (ii) each Receivable provides for the payment of a finance charge based on an APR ranging from  % to  %; (iii) each Receivable shall have had an original principal balance of not less than $  and not more than $  and, as of the Cutoff Date, an unpaid principal balance of not less than $  nor more than $  ; (iv) no Receivable was originated under a special financing program; (v) no Receivable shall have a Scheduled Payment that is more than  days past due as of the Cutoff Date; (vi) no Financed Vehicle was subject to force-placed insurance as of the Cutoff Date; (vii) there is no Receivable as to which payments ahead of more than  Scheduled Payments have been received from or on behalf of the related Obligor; and (viii) each Receivable is being serviced by Toyota Motor Credit Corporation.

      (v) Location of Receivable Files. Each Receivable File shall be kept at one of the locations listed in the Schedule of Receivables or at such other office as shall be specified to the Owner Trustee and the Indenture Trustee as provided in Section 3.03(b).

    SECTION 3.02  Remedies.  The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.01 or 6.01 that materially and adversely affects the interests of the Issuer in any Receivable. As of the last day of the second Collection Period following the Collection Period in which it discovers or receives notice of such breach (or, at the Seller's election, the last day of the first Collection Period following the Collection Period in which it discovers or receives notice of such breach), the Seller shall, unless such breach shall have been cured in all material respects, repurchase such Receivable and, if necessary, the Seller shall enforce the obligation of TMCC under the Receivables Purchase Agreement to repurchase such Receivable from the Seller. Notwithstanding the foregoing, the obligation of the Seller to repurchase a Receivable shall not be conditioned on the performance by TMCC of its obligation to repurchase such Receivable from the Seller pursuant to the Receivables Purchase Agreement. This repurchase obligation shall obtain for all representations and warranties of the Seller contained in this Agreement whether or not the Seller has knowledge of the breach at the time of the breach or at the time the representations and warranties were made. In consideration of the repurchase of any such Receivable, on the Business Day immediately preceding the related Payment Date, the Seller shall remit the Warranty Purchase Payment of such Receivable to the Collection Account in the manner specified in Section 5.05 and shall be entitled to receive the Released Warranty Amount. Except as described below, the sole remedy of the Owner Trustee, the Issuer, the Indenture Trustee (by operation of the assignment of the Owner Trustee's rights hereunder pursuant to the Indenture) or any Securityholder with respect to a breach of the Seller's representations and warranties pursuant to this Agreement shall be to require the Seller to repurchase the related Receivable pursuant to this Section and to enforce TMCC's obligation to the Seller to repurchase such Receivables pursuant to the Receivables Purchase Agreement. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section. In connection with such repurchase, the Owner Trustee and Indenture Trustee shall take all steps necessary to effect a transfer of such Receivable as set forth in Section 9.01(d). [The Seller hereby indemnifies the Purchaser for any civil liabilities that arise under Texas Finance Code §349.003 if the forms of contracts used are not the forms that are assumed to have been used in Texas in the opinion of            dated as of the Closing Date].

    SECTION 3.03  Duties of Servicer as Custodian.

    (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to comparable automotive receivables that the Servicer services for itself or others. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee of the Receivable Files.

    (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B or at such other office of the Servicer or a third party agent retained by the Servicer as shall be specified to the Issuer and the Indenture Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Issuer[, the Swap Counterparty] and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct with reasonable advance notice.

    (c) Release of Documents. Upon instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

    SECTION 3.04  Instructions; Authority To Act.  The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Owner Trustee or the Indenture Trustee. A certified copy of a bylaw or of a resolution of the board of directors of the Owner Trustee or of the Indenture Trustee shall constitute conclusive evidence of the authority of such Trust Officer to act, and shall be considered conclusive evidence of the authority of such Trust Officer to act until receipt by the Servicer of written notice to the contrary given by the Owner Trustee or Indenture Trustee, as the case may be.

    SECTION 3.05  Custodian's Indemnification.  The Servicer as custodian shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against any of them as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee or Indenture Trustee and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee or Owner Trustee.

    SECTION 3.06  Effective Period and Termination.  The Servicer's appointment as custodian shall become effective as of the date hereof, and shall continue in full force and effect until terminated pursuant to this Section. If TMCC shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of TMCC (as Servicer) as custodian shall be terminated hereunder without further action by the Indenture Trustee, Owner Trustee, Noteholders or the Certificateholders. The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification to the Servicer. The Owner Trustee, Indenture Trustee or Noteholders may terminate the Servicer as custodian hereunder in the same manner as the Owner Trustee, Indenture Trustee or Noteholders may terminate the rights and obligations of the Servicer under Section 8.01. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Relevant Trustee or the agent thereof at such place or places as the Relevant Trustee may reasonably designate.

ARTICLE IV

ADMINISTRATION AND SERVICING OF RECEIVABLES

    SECTION 4.01  Duties of Servicer.  The Servicer, for the benefit of the Issuer and the Securityholders (to the extent provided herein), shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment information to Obligors, reporting tax information to Obligors in accordance with its customary practices, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to payments and distributions and making Advances and performing the other duties specified herein. The Servicer shall follow its customary standards, policies and procedures as in effect from time to time and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Nothing in the foregoing or in any other section of this Agreement shall be construed to prevent the Servicer from implementing new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or from modifying its standards, policies and procedures as long as, in each case, the Servicer does or would implement such programs or modify its standards, policies and procedures in respect of comparable assets serviced for itself in the ordinary course of business.

    Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables and the Financed Vehicles. The Servicer is hereby authorized to communicate with Obligors in the ordinary course of its servicing of the Receivables and Financed Vehicles in its own name. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal proceeding to enforce a Defaulted Receivable or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a Defaulted Receivable. If the Servicer shall commence or participate in a legal proceeding to enforce a Receivable, the Issuer shall thereupon be deemed to have automatically assigned to the Servicer, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other property conveyed to the Issuer hereby with respect to such Receivable for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Owner Trustee to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee on behalf of the Issuer shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholders and/or the Noteholders. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

    SECTION 4.02  Collection and Allocation of Receivable Payments.  The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such customary collection procedures as it follows with respect to comparable automotive receivables that it services for itself or others. The Servicer shall be authorized to grant extensions, rebates or adjustments on a Receivable in accordance with the customary servicing standards of the Servicer without the prior consent of the Owner Trustee, Indenture Trustee or any Securityholder; provided, however, that if, as a result of any change in the related APR or the Amount Financed, any increase in the total number of Scheduled Payments or any extension of payments such that the Receivable will be outstanding later than the Class A-4 Final Scheduled Payment Date, the amount of any Scheduled Payment due in a subsequent Collection Period is reduced, the Servicer shall be obligated to either repurchase such Receivable pursuant to Section 4.08 or to make an Advance in respect of such Receivable in each subsequent Collection Period equal to the amount by which such Scheduled Payment has been reduced. In addition, in the event that any such rescheduling or extension of a Receivable modifies the terms of such Receivable in such a manner as to release the security interest in the related Financed Vehicle or constitute a cancellation of such Receivable and the creation of a new automobile or light duty truck receivable, the Servicer shall purchase such Receivable pursuant to Section 4.08, and the receivable created shall not be included as an asset of the Issuer. The Servicer may, in accordance with its customary servicing procedures, waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables.

    SECTION 4.03  Rebates on Full Prepayments.  In the event that the amount of a full Prepayment by an Obligor under a Precomputed Receivable, after adjustment for the applicable Rebate, is less than the amount that would be payable under the actuarial method if a full Prepayment were made at the end of the billing month under such Precomputed Receivable, either because the Rebate calculated under the terms of such Precomputed Receivable is greater than the amount calculable under the actuarial method or because the Servicer's customary servicing procedure is to credit a greater Rebate, the Servicer, as part of its servicing duties, shall remit such difference by deposit into the Collection Account pursuant to Section 5.05.

    SECTION 4.04  Realization upon Receivables.  On behalf of the Issuer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by the Financed Vehicle (and shall specify such Receivables to the Relevant Trustee no later than the Determination Date following the end of the Collection Period in which the Servicer shall have made such determination). The Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be customary and usual in its servicing of automobile and light duty truck receivables, which practices and procedures may include reasonable efforts to realize upon any Dealer Recourse, selling the related Financed Vehicle at public or private sale and other actions to realize upon such a Receivable. The Servicer shall be entitled to recover its Liquidation Expenses with respect to each Defaulted Receivable. All Net Liquidation Proceeds realized in connection with any such action with respect to a Receivable shall be deposited by the Servicer in the Collection Account in the manner specified in Section 5.02. The foregoing is subject to the proviso that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the Liquidation Proceeds of the related Receivable by an amount greater than the amount of such expenses.

    SECTION 4.05  Physical Damage Insurance.  The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have delivered proof that it has obtained physical damage insurance covering the related Financed Vehicle at the date of origination of the related Receivable, but shall not obtain any such coverage on behalf of any Obligor. The Servicer shall be required to monitor the maintenance by any Obligor of such insurance only to the same extent, if any, that the Servicer monitors such maintenance by obligors with respect to retail automobile sales contracts that are held for the account of TMCC.

    SECTION 4.06  Maintenance of Security Interests in Financed Vehicles.  The Servicer shall, in accordance with its customary servicing procedures and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Issuer hereby authorizes the Servicer to take such steps as are necessary to again perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle's certificate of title, to grant to the Issuer a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Issuer for the purpose of perfecting the security interest of the Issuer in such Financed Vehicle and agrees that the Servicer's listing as the secured party on the certificate of title is in this capacity as agent of the Issuer.

    SECTION 4.07  Covenants of Servicer.  The Servicer hereby makes the following covenants to the Issuer on which the Issuer has relied in purchasing the Receivables and issuing the Certificates, and on which the Indenture Trustee will rely in undertaking the trusts set forth in the Indenture and issuing the Notes.

      (a) Liens in Force. Except as contemplated by this Agreement, the Servicer shall not release in whole or in part any Financed Vehicle from the security interest securing the related Receivable.

      (b) No Impairment. The Servicer shall do nothing to impair the rights of the Securityholders in the Receivables.

      (c) No Amendments. Except as provided in Section 4.02, the Servicer shall not amend or otherwise modify any Receivable such that the total number of Scheduled Payments, the Amount Financed or the APR is altered, or extend the maturity of such Receivable beyond the Final Scheduled Maturity Date.

      (d) Enforcement of Contractual Provisions. The Servicer will not seek to enforce against any obligor under any retail installment contract or interpose as a defense to any claim by any obligor the provision in any Texas contract cited in the legal opinion of            dated as of the Closing Date, citing Texas Finance Code §348.412, in which the obligor agreed not to assert against a subsequent holder or assignee of the contract any claims or defenses the obligor may have against the seller or manufacturer of the vehicle.

    SECTION 4.08  Remedies.  The Servicer shall inform the Owner Trustee and Indenture Trustee promptly, in writing, upon the actual knowledge of one of its officers of, and the Owner Trustee shall inform the Servicer and the Indenture Trustee promptly, in writing, upon the actual knowledge of one of its Trust Officers of, any breach pursuant to Section 4.06 or 4.07 that materially and adversely affects the interests of the Issuer in a Receivable, or if an extension, rescheduling or modification of a Receivable is made by the Servicer as described in Section 4.02 and the Servicer does not elect to make Advances to cover resulting reductions in interest accruals as provided in Section 4.02, the party discovering such event shall give prompt written notice to the others. As of the last day of the second Collection Period following the Collection Period in which it discovers or receives notice of such event (or, at the Servicer's election, the last day of the first Collection Period following the Collection Period in which it discovers or receives notice of such breach), the Servicer shall, unless such event shall have been cured in all material respects or such modification has been rescinded or the Servicer has elected to and does make all required Advances, purchase from the Issuer such Receivable. In consideration of the purchase of any such Receivable, on the Business Day immediately preceding the related Payment Date the Servicer shall remit the Administrative Purchase Payment to the Collection Account in the manner specified in Section 5.05, and shall be entitled to receive the Released Administrative Amount. Upon such deposit of the Administrative Purchase Payment, the Servicer shall for all purposes of this Agreement be deemed to have released all claims for reimbursement of Outstanding Advances made in respect of such Receivable. Except as otherwise provided in Section 7.02, the sole remedy of the Owner Trustee, the Issuer, the Indenture Trustee or any Securityholders against the Servicer with respect to a breach pursuant to Section 4.02, 4.06 or 4.07 shall be to require the Servicer to purchase the related Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section. In connection with such repurchase, the Owner Trustee and Indenture Trustee shall take all steps necessary to effect a transfer of such Receivable to the Servicer as set forth in Section 9.01(d). The Servicer hereby indemnifies the Purchaser for any civil liabilities that arise for breach of the covenant set forth in Section 4.07(d).

    SECTION 4.09  Servicing Fee and Expenses.  As compensation for the performance of its obligations hereunder, the Servicer shall be entitled to receive on each Payment Date, out of Available Collections, the Total Servicing Fee. The Basic Servicing Fee in respect of a Collection Period shall be calculated based on a 360 day year comprised of twelve 30-day months. Except to the extent otherwise provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including fees and disbursements of the Owner Trustee, the Indenture Trustee, the Delaware Trustee, the Administrator and the independent accountants, taxes imposed on the Servicer, expenses incurred by the Servicer in connection with its preparation of reports hereunder and all other fees and expenses not expressly stated under this Agreement to be for the account of the Certificateholders).

    SECTION 4.10  Servicer's Certificate.  On or before each Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, [the Swap Counterparty (unless TMCC or an Affiliate thereof is the Servicer and the Swap Counterparty at the time of delivery),] the Indenture Trustee and the Seller, with a copy to each Rating Agency, a Servicer's Certificate substantially in the form of Exhibit A hereto, containing the information necessary to make the payments to be made on the related Payment Date and the information necessary for the Owner Trustee and the Indenture Trustee to send statements to the Securityholders pursuant to the Trust Agreement or Indenture, as the case may be. The Servicer shall also specify therein the identity of any Receivable that the Servicer or the Seller became obligated to repurchase or that the Servicer has determined to be a Defaulted Receivable during the related Collection Period. Receivables purchased or to be purchased by the Servicer or the Seller and Receivables that the Servicer has determined during such Collection Period to be Defaulted Receivables and with respect to which payment of the Administrative Purchase Payment or Warranty Purchase Payment has been provided from whatever source as of last day of such Collection Period shall be identified by the related Obligor's account number (as specified in the Schedule of Receivables).

    SECTION 4.11  Annual Statement as to Compliance; Notice of Default.  (a) Within 120 days after March 31 of each calendar year (commencing with the fiscal year ended March 31, 2002), the Servicer shall deliver an Officer's Certificate to the Owner Trustee, [the Swap Counterparty (unless TMCC or an Affiliate thereof is the Servicer and the Swap Counterparty at the time of delivery)] and the Indenture Trustee to the effect that a review of the activities of the Servicer during the prior fiscal year (or since the Closing Date in the case of the first such Officer's Certificate) has been made under the supervision of the officer executing such Officer's Certificate with a view to determining whether during such period the Servicer has performed and observed all of its obligations under this Agreement, and either (i) stating that, to the best of his or her knowledge, no default by the Servicer under this Agreement has occurred and is continuing, or (ii) if such a default has occurred and is continuing, specifying such default and the nature and status thereof.

    (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, [the Swap Counterparty (unless TMCC or an Affiliate thereof is the Servicer and the Swap Counterparty at the time of delivery)] and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

    SECTION 4.12 Annual Accountants' Report. Within 120 days after March 31 of each fiscal year for the Servicer (commencing with the year ended March 31, 2002), the Servicer shall deliver to the Owner Trustee and the Indenture Trustee a report prepared by the Independent Accountants of the Servicer concerning their review of the activities of the Servicer during the preceding 12-month period ended March 31 (or other applicable period in the case of the first such report or letter) to the effect that such accountants have reviewed certain records and documents relating to the servicing of the Receivables under this Agreement (using procedures specified in such report or letter) and as a result of such review, and in connection with such procedures, they are reporting such exceptions, if any, as shall be set forth therein. Such report or letter shall also indicate that the firm is independent with respect to the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

    In the event such Independent Accountants require the Owner Trustee or Indenture Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Owner Trustee or Indenture Trustee in writing to so agree; it being understood and agreed that the Owner Trustee or Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Owner Trustee and Indenture Trustee need make no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

    SECTION 4.13 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to [the Swap Counterparty,] the Owner Trustee and Indenture Trustee reasonable access to the documentation regarding the Receivables as provided in Section 3.03(b). The Servicer will provide such access to any Securityholder only in such cases where the Certificateholder or Noteholders shall be required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

    SECTION 4.14 Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder if each Rating Agency has received reasonable advance notice of the Servicer's intention to do so and has not notified the Servicer that such an appointment would or might result in the qualification, reduction or withdrawal of a rating then assigned by such rating Agency to any Class of Notes; provided, however, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, [the Swap Counterparty,] the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Owner Trustee, the Indenture Trustee, [the Swap Counterparty,] the Certificateholders or the Noteholders shall have any responsibility therefor.

    SECTION 4.15 Amendments to Schedule of Receivables. If the Servicer, during a Collection Period, assigns to a Receivable an account number that differs from the original account number identifying such Receivable on the Schedule of Receivables, the Servicer shall deliver to the Issuer, the Owner Trustee and the Indenture Trustee, on or before the Payment Date relating to such Collection Period, an amendment to the Schedule of Receivables reporting the newly assigned account number, together with the old account number of each such Receivable. The first such delivery of amendments to the Schedule of Receivables shall include monthly amendments reporting account numbers appearing on the Schedule of Receivables with the new account numbers assigned to such Receivables during any prior Collection Period. [The Schedule of Receivables shall be updated upon the purchase of any additional Receivables pursuant to Section  .]

    SECTION 4.16 Reports to Securityholders and Rating Agencies. The Owner Trustee shall send a copy of each Officer's Certificate delivered pursuant to Section 4.11 and each report of independent accountants delivered pursuant to Section 4.12 to the Rating Agencies within five days of its receipt thereof from the Servicer or accountants. A copy of any such Officer's Certificate or accountants report may be obtained by any Certificateholder, Noteholder or Note Owner by a request in writing to the Owner Trustee addressed as set forth in Section 10.03 hereof. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

ARTICLE V

ACCOUNTS; PAYMENTS AND DISTRIBUTIONS;
STATEMENTS TO SECURITYHOLDERS

    SECTION 5.01  Establishment of Collection Account and Payahead Account.

    (a) The Servicer on behalf of the Owner Trustee and the Indenture Trustee, shall establish the Collection Account and Payahead Account in the name of the Indenture Trustee for the benefit of the Securityholders. Except as otherwise provided in this Agreement, each such account shall be an account initially established with the Indenture Trustee and maintained with the Indenture Trustee so long as (i) the commercial paper or other short-term unsecured debt obligations of the Indenture Trustee are rated "P-1" or better by Moody's, or if not so rated by Moody's then otherwise approved by Moody's, and "A-1+" or better by Standard & Poor's if rated by Standard & Poor's, or if not so rated by Standard & Poor's then otherwise approved by Standard & Poor's, in each case at the time of any deposit therein, or (ii) such account is a segregated trust account located in the corporate trust department of the Indenture Trustee bearing a designation clearly indicating that the funds deposited therein (other than interest or investment earnings thereon) are held in trust for the benefit of the Securityholders, and the Indenture Trustee has a long-term deposit rating from Moody's (so long as Moody's is a Rating Agency) of at least "A1" (or such lower rating as Moody's shall approve in writing) and corporate trust powers under applicable federal and state laws and is organized under the laws of the United States or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico. Except as otherwise provided in this Agreement, in the event that the Indenture Trustee no longer meets either of the foregoing requirements, then the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Collection Account and Payahead Account to be moved to a bank or trust company that satisfies either of such requirements.

    (b) For so long as the depository institution or trust company then maintaining the Collection Account and Payahead Account meets the requirements of Section 5.01(a)(i) or (a)(ii), all amounts held in these accounts shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed in writing by the Servicer, in Eligible Investments; otherwise such amounts shall be maintained in cash. Earnings on investment of funds in these accounts (net of losses and investment expenses) shall be paid to the Servicer on each Payment Date as servicing compensation, and any losses and investment expenses shall be charged against the funds on deposit in the related account.

    (c) For so long as            or            is the Relevant Trustee, the Collection Account and Payahead Account shall be maintained with             as described in clause (ii) of the second sentence of Section 5.01(a). In the event that the long-term debt rating of the Relevant Trustee does not satisfy clause (ii) of the second sentence of Section 5.01(a), the Servicer shall, with the assistance of the Relevant Trustee as necessary, cause the Collection Account and the Payahead Account to be moved to an institution or an account otherwise satisfying the requirements of Section 5.01(a).

    (d) Subject to the foregoing, the Servicer, on behalf of the Owner Trustee and the Indenture Trustee, shall establish and maintain as the Collection Account an Eligible Deposit Account in the name of and under the exclusive control of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholder. On the Closing Date, the Owner Trustee will transfer, or cause to be transferred, to such Collection Account all funds or investments on deposit in the Collection Account established pursuant to the Trust Agreement for the benefit of the Certificateholder, and all of the proceeds thereof, and will transfer all of its right, title and interest in the Collection Account, all funds or investments held or to be held therein and all proceeds thereof, whether or not on behalf of the Certificateholder, to the Indenture Trustee for the benefit of the [Swap Counterparty,] the Noteholders, [the Holder of the Revolving Liquidity Note] and Certificateholder. The Indenture Trustee will be obligated to transfer all amounts remaining on deposit in the Collection Account on the Payment Date on which the Notes of all Classes have been paid in full[, the Revolving Liquidity Note has been paid in full and the Interest Rate Swap Agreement has been terminated and all Swap Payments Outgoing and all Swap Termination Payments payable to the Swap Counterparty have been paid] (or substantially all of the Trust Estate is otherwise released from the lien of the Indenture) to the Collection Account established pursuant to the Trust Agreement for the benefit of the Certificateholder, and to take all necessary or appropriate actions to transfer all of its right, title and interest in the Collection Account, all funds or investments held or to be held therein and all proceeds thereof, whether or not on behalf of [the Swap Counterparty,] [the holder of the Revolving Liquidity Note or] the Noteholders and the Certificateholder, to the Owner Trustee for the benefit of the Certificateholder, subject to the limitations set forth in the Indenture with respect to amounts held for payment [to the Swap Counterparty,] [the holder of the Revolving Liquidity Note or] Noteholders that do not promptly deliver a Note for payment on such Payment Date.

    (e) With respect to the Collection Account and all property held therein, the Owner Trustee agrees, by its acceptance hereof that, on the terms and conditions set forth in the Indenture, for so long as Notes of any Class[, the Revolving Liquidity Note] [or the Interest Rate Swap Agreement] remain outstanding, the Indenture Trustee shall possess all right, title and interest therein (excluding interest or investment income thereon payable to the Servicer), and that such account shall be under the sole dominion and control of the Indenture Trustee for the benefit of [the Swap Counterparty,] [the holder of the Revolving Liquidity Note and] the Noteholders and the Certificateholder, as the case may be, as set forth in the Indenture. Subject to the right of the Indenture Trustee to make withdrawals therefrom, as directed by the Servicer, for the purposes and in the amounts set forth in Section 5.06, the Payahead Account and all funds held therein shall be the property of the Servicer and not the property of the Issuer, the Owner Trustee or the Indenture Trustee. The Issuer, Owner Trustee, Seller and Indenture Trustee will treat the Payahead Account, all funds therein and all net investment income with respect thereto as assets of the Servicer for federal income tax and all other purposes. The parties hereto agree that the Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account and the Payahead Account for the purpose of permitting the Servicer, Indenture Trustee or the Owner Trustee to carry out its respective duties hereunder or under the Indenture or the Trust Agreement, as the case may be.

    [In the case of any class of Notes issued with a Revolving Period, the Servicer on behalf of the Owner Trustee and the Indenture Trustee shall establish an account for the accumulation of principal and purchase of additional Receivables.]

    SECTION 5.02  Collections.  (a) Except as otherwise provided in this Agreement, the Servicer shall remit daily to the Collection Account all payments received by or on behalf of the Obligors on or in respect of the Receivables (other than, in the case of Precomputed Receivables, payments constituting Payments Ahead) and all Net Liquidation Proceeds within two Business Days after receipt thereof. Notwithstanding the foregoing, for so long as the Monthly Remittance Conditions are satisfied, the Servicer shall not be required to remit such collections to the Collection Account on the foregoing daily basis but shall be entitled to retain such collections, without segregation from its other funds, until the Business Day before each Payment Date at which time the Servicer shall remit all such collections in respect of the related Collection Period to the Collection Account in immediately available funds. Commencing with the first day of the first Collection Period that begins at least two Business Days after the day on which any Monthly Remittance Condition ceases to be satisfied and for so long as any Monthly Remittance Condition is not satisfied, all collections then held by the Servicer shall be immediately deposited into the Collection Account and all future collections on or in respect of the Receivables and all Net Liquidation Proceeds shall be remitted by the Servicer to the Collection Account on a daily basis within two Business Days after receipt thereof.

    (b) Except as otherwise provided in this Agreement, the Servicer shall deposit all Payments Ahead in the Collection Account within two Business Days after receipt thereof, which Payments Ahead shall be transferred to the Payahead Account pursuant to Section 5.06(a)(ii). Notwithstanding the foregoing, so long as all Monthly Remittance Conditions are satisfied, the Servicer will not be required to deposit Payments Ahead in the Payahead Account within two Business Days after receipt thereof but shall be entitled to retain such Payments Ahead, without segregation from its other funds, until such time as the Servicer shall be required to remit Applied Payments Ahead to the Collection Account pursuant to Section 5.06(a)(i). Commencing with the first day of the first Collection Period that begins at least two Business Days after the day on which any Monthly Remittance Condition ceases to be satisfied and for so long as all Monthly Remittance Conditions are not satisfied, all Payments Ahead then held by the Servicer shall be immediately deposited into the Payahead Account and all future Payments Ahead shall be remitted by the Servicer to the Payahead Account within two Business Days after receipt thereof.

    (c) The Servicer shall give the Owner Trustee, the Indenture Trustee and each Rating Agency written notice of the failure of any Monthly Remittance Condition (and any subsequent curing of a failed Monthly Remittance Condition) as soon as practical after the occurrence thereof. Notwithstanding the failure of any Monthly Remittance Condition, the Servicer may utilize an alternative collection or Payment Ahead remittance schedule (which may be the remittance schedule previously utilized prior to the failure of such Monthly Remittance Condition), if the Servicer provides to the Owner Trustee and Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the qualification, reduction or withdrawal of the rating then assigned to any Class of Notes.

    [In the event that any class of Notes is issued with a Revolving Period, Collections designated for payment of principal on such class of Notes shall be deposited in an account established by the Servicer pursuant to Section 5.1 for the purpose of purchase of additional Receivables.]

    SECTION 5.03  Application of Collections.  As of the Business Day immediately preceding the related Payment Date, all collections for the related Collection Period shall be applied by the Servicer as follows:

    (a) With respect to each Receivable (other than an Administrative Receivable or a Warranty Receivable), payments made by or on behalf of the Obligor which are not Supplemental Servicing Fees shall be applied first to reimburse the Servicer for Outstanding Advances made with respect to such Receivable (each such payment, an "Overdue Payment"). Next, the amount of any payment in excess of Supplemental Servicing Fees and Outstanding Advances with respect to such Receivable shall be applied to the Scheduled Payment with respect to such Receivable. If the amount of such payment remaining after the applications described in the two preceding sentences (i) equals (together with any Deferred Prepayment) the unpaid principal balance of such Receivable, it shall be applied to prepay the principal balance of such Receivable, or (ii) is less than the unpaid principal balance of such Receivable, it shall constitute an Excess Payment with respect to such Receivable.

    (b) With respect to each Administrative Receivable and Warranty Receivable, payments made by or on behalf of the Obligor shall be applied in the same manner, except that any Released Administrative Amount or Released Warranty Amount shall be remitted to the Servicer or the Seller, as applicable. A Warranty Purchase Payment or an Administrative Purchase Payment with respect to any Receivable shall be applied, first, to reduce Outstanding Advances with respect to such Receivable and then to the Scheduled Payment, in each case to the extent that the payments by the Obligor shall be insufficient, and then to prepay the unpaid principal balance of such Receivable in full.

    [In the event that any class of Notes is issued with a Revolving Period, Collections designated for payment of principal on such class of Notes and deposited in an account established by the Servicer pursuant to Section 5.1 shall be applied by the Issuer to the purpose of purchase of additional Receivables.]

    SECTION 5.04  Advances; Swap Payments.

    (a) As of the close of business on the last day of each Collection Period, if the payments by or on behalf of the Obligor on a Precomputed Receivable (other than an Administrative Receivable or a Warranty Receivable) after application under Section 5.03(a) shall be less than the Scheduled Payment (determined as of the Closing Date), whether as a result of any modification or extension granted to the Obligor or otherwise, then the Deferred Prepayment, if any, with respect to such Precomputed Receivable shall be applied by the Servicer to the extent of the shortfall, and such Deferred Prepayment shall be reduced accordingly. Subject to the provisions of the last sentence of this paragraph, the Servicer shall deposit an amount equal to such shortfall (each, a "Precomputed Advance") in the Collection Account on the Business Day immediately preceding the related Payment Date. In addition, as of the last day of a Collection Period, if the payments during such Collection Period by or on behalf of the Obligor on or in respect of a Simple Interest Receivable (other than an Administrative Receivable or a Warranty Receivable) after application under Section 5.03(a) shall be less than the Scheduled Payment (determined as of the Closing Date), whether as a result of any modification or extension granted to the Obligor or otherwise, then an amount equal to the product of the principal balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its Annual Percentage Rate minus the amount of interest actually received on such Receivable during the Collection Period (each, a "Simple Interest Advance") shall be deposited by the Servicer into the Collection Account on the Business Day immediately preceding the related Payment Date. If such a calculation in respect of a Simple Interest Receivable results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of any outstanding Simple Interest Advances made with respect to such Receivable. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of any outstanding Simple Interest Advances made with respect to such Receivable, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of such outstanding Simple Interest Advances. No Advances will be made with respect to the Principal Balance of Simple Interest Receivables. The Servicer shall not be required to make an Advance (other than a Simple Interest Advance in respect of an interest shortfall arising from the Prepayment of a Simple Interest Receivable) to the extent that the Servicer, in its sole discretion, shall determine that such Advance is unlikely to be recovered from subsequent payments made by or on behalf of the related Obligor, Liquidation Proceeds, by the Administrative Purchase Payment or by the Warranty Purchase Payment with respect to such Receivable or otherwise.

    (b) The Servicer shall be entitled to reimbursement for Outstanding Advances, without interest, with respect to a Receivable from the following sources with respect to such Receivable: (i) subsequent payments made by or on behalf of the related Obligor, (ii) Liquidation Proceeds and (iii) the Warranty Purchase Payment; provided, however, that in the case of Advances made pursuant to Section 4.02, the Servicer shall be entitled to reimbursement only from amounts received in respect of such Receivable that are in excess of the amount of the Scheduled Payment in the related Collection Period.

    (c) To the extent that the Servicer has determined that any Outstanding Advance is a Nonrecoverable Advance, the Servicer may, in the relevant Servicer's Certificate, set forth the amount of such Nonrecoverable Advance, and on the related Payment Date, the Relevant Trustee shall promptly remit to the Servicer from Actual Payments on deposit in the Collection Account an amount equal to the amount of such Nonrecoverable Advance. The Servicer's determination of Available Collections for any Collection Period shall take into account the amount of Nonrecoverable Advances specified in any such Officer's Certificate.

    (d) For so long as the Monthly Remittance Conditions are satisfied, in lieu of causing the Servicer first to deposit and then the Relevant Trustee to remit to the Servicer the amounts described in clauses (i) through (iii) in Section 5.04(b) reimbursable in respect on Outstanding Advances, or the amounts described in Section 5.04(c) applicable in respect of Nonrecoverable Advances, the Servicer may deduct such amounts from deposits otherwise to be made into the Collection Account.

    (e) [In addition, for so long as the Monthly Remittance Conditions are satisfied and TMCC or an Affiliate thereof is both the Servicer and the Swap Counterparty, the Servicer may (i) deduct any Swap Payments Outgoing and Swap Termination Payments owed by the Issuer to the Swap Counterparty from deposits otherwise to be made into the Collection Account by the Servicer and (ii) add any Swap Payments Incoming and Swap Termination Payments owed by the Swap Counterparty to the Issuer to deposits otherwise to be made into the Collection Account by the Servicer, and any such payments will be deemed to satisfy the Swap Counterparty's or the Issuer's (as applicable) payment obligations to the Issuer and the Swap Counterparty, respectively, under the Interest Rate Swap Agreement.]

    (f)  [In addition, for so long as the Monthly Remittance Conditions are satisfied and TMCC or any Affiliate thereof is the Servicer and TMCC is the holder of the Revolving Liquidity Note, the Servicer may (i) deduct any amounts payable to the holder of the Revolving Liquidity Note to the extent amounts would be available therefor pursuant to Sections 5.06(c)(i)(E) or (F) or Section 5.06(d)(iv) or (v) from deposits otherwise to be made into the Collection Account by the Servicer and (ii) add any amounts required to be drawn on the Revolving Liquidity Note by the Issuer to deposits otherwise to be made into the Collection Account by the Servicer, and any such payments will be deemed to satisfy the obligations of the holder of the Revolving Liquidity Note to fund such draws by the Issuer pursuant to the Revolving Liquidity Note and Revolving Liquidity Note Agreement.]

    SECTION 5.05  Additional Deposits.  (a) The following additional deposits shall be made to the Collection Account: (i) the Seller shall remit the aggregate Warranty Purchase Payments with respect to Warranty Receivables pursuant to Section 3.02, (ii) the Servicer shall remit the aggregate Administrative Purchase Payments with respect to Administrative Receivables pursuant to Section 4.08 and the amount required upon any optional purchase of the Receivables by the Servicer, or any successor to the Servicer, pursuant to Section 9.01; (iii) the Servicer shall remit (A) the amount required to be remitted in respect of certain full Prepayments pursuant to Section 4.03, (B) the aggregate Advances pursuant to Sections 4.02, 5.03 and 5.04(a), (C) the amount of Payments Ahead and Applied Payments Ahead withdrawn by the Servicer or Indenture Trustee at the direction of the Servicer from the Payahead Account for application with respect to such Collection Period[, and (D) all Swap Payments Incoming and Swap Termination Payments received from the Swap Counterparty]; and (iv) the Indenture Trustee shall deposit the amounts described in Sections 5.06, 5.07 and 5.08 [drawn on the Revolving Liquidity Note or] withdrawn from the Reserve Account into the Collection Account or Principal Distribution Account, as applicable, pursuant to Sections 5.06, 5.07 and 5.08.

    (b) All deposits required to be made pursuant to this Section by the Seller or the Servicer, as the case may be, may be made in the form of a single deposit and shall be made in immediately available funds, no later than 5:00 P.M., New York City time, on the Business Day immediately preceding the related Payment Date. At the direction of the Servicer, the Relevant Trustee shall invest such amounts in Eligible Investments maturing not later than 3:00 P.M. New York City Time, on the related Payment Date.

    SECTION 5.06  Payments and Distributions.

    (a) On each Payment Date, the Indenture Trustee shall cause to be made the following transfers and distributions in immediately available funds in the amounts set forth in the Servicer's Certificate for such Payment Date (except that if the Collection Account, Principal Distribution Account, Payahead Account and Reserve Fund are not all maintained by the Indenture Trustee, transfers to be made between such accounts as described in Section 5.05, 5.06 and 5.07 shall be made on the Business Day immediately preceding each Payment Date):

      (i)  from the Payahead Account (or directly from the Servicer in the case of Payments Ahead held by the Servicer pursuant to Section 5.02(a) or (b)) to the Collection Account, the aggregate Applied Payments Ahead; and

      (ii) if the Servicer is not permitted to hold Payments Ahead pursuant to Section 5.02(a) or (b), from the Collection Account to the Payahead Account, the aggregate Payments Ahead for the related Collection Period.

    [In addition, on each Payment Date, the Indenture Trustee shall cause to be paid from the Collection Account any Swap Payments Outgoing and Swap Termination Payment payable by the Issuer to the Swap Counterparty under the Interest Rate Swap Agreement, provided that such amounts were not deducted from amounts remitted to the Collection Account by the Servicer pursuant to Section 5.04(e).]

    (b) On each Determination Date, the Servicer shall calculate (i) the Available Collections and the amounts to be paid to Noteholders of each Class and the Certificateholder pursuant to Section 5.06(c) or 5.06(d), as the case may be, [(ii) the Swap Payments Outgoing, the Swap Payments Incoming, and any Swap Termination Payments,] [(iii) the amount, if any, to be drawn under the Revolving Liquidity Note or withdrawn from the Reserve Account] and (iv) all other distributions, deposits and withdrawals to be made on the related Payment Date.

    (c) Subject to Section 5.06(d), on each Payment Date, the Relevant Trustee shall make the following payments and distributions from the Collection Account in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Payment Date; provided, however, that such payments and distributions shall be made only from those funds deposited in the Collection Account for the related Collection Period and available therefore as Available Collections:

    (i)  from Available Collections:

      (A) to the Servicer, the Total Servicing Fee (including any unpaid Total Servicing Fees from one or more prior Collection Periods);

      (B) on a pro rata basis (based on the amounts distributable pursuant to this clause to each such Class), to the Holders of the Class A-1 Notes, the Class A-1 Interest Distributable Amount and any outstanding Class A-1 Interest Carryover Shortfall, to the Holders of the Class A-2 Notes, the Class A-2 Interest Distributable Amount and any outstanding Class A-2 Interest Carryover Shortfall, to the Holders of the Class A-3 Notes, the Class A-3 Interest Distributable Amount and any outstanding Class A-3 Interest Carryover Shortfall, and to the Holders of the Class A-4 Notes, the Class A-4 Interest Distributable Amount and any outstanding Class A-4 Interest Carryover Shortfall;

      (C) to the Principal Distribution Account, the Principal Distribution Amount [or to an account established for allocation of principal during a Revolving Period];

      (D) if the amount on deposit in the Reserve Account is less than the related Specified Reserve Account Balance on such Payment Date, to the Reserve Account, the amount necessary to cause the balance of funds therein to equal the Specified Reserve Account Balance;

      (E) [to the holder of the Revolving Liquidity Note, the amount of any unreimbursed draw previously funded thereunder in accordance with the Revolving Liquidity Note Agreement (to the extent such amount has not been netted by the Servicer from deposits into the Collection Account pursuant to Section 5.04(f))];

      (F) [to the holder of the Revolving Liquidity Note, the amount of any accrued and unpaid interest on any draw previously funded thereunder in accordance with the Revolving Liquidity Note Agreement (to the extent such amount has not been netted by the Servicer from deposits into the Collection Account pursuant to Section 5.04(f))]; and

      (G) any remaining amounts will be distributed to the Certificateholders.

    (ii) from the amounts deposited into the Principal Distribution Account from the allocations of principal described in clause (i)(C) above, the Issuer will pay principal of the Securities in the following priority:

      (A) to the Holders of Class A-1 Notes, until the total amount paid to such Holders in respect of principal from the Closing Date is equal to the Class A-1 Initial Principal Balance;

      (B) to the Holders of Class A-2 Notes, until the total amount paid to such Holders in respect of principal from the Closing Date is equal to the Class A-2 Initial Principal Balance;

      (C) to the Holders of Class A-3 Notes, until the total amount paid to such Holders in respect of principal from the Closing Date is equal to the Class A-3 Initial Principal Balance;

      (D) to the Holders of Class A-4 Notes, until the total amount paid to such Holders in respect of principal from the Closing Date is equal to the Class A-4 Initial Principal Balance; and

      (E) after the total amount paid to Holders of the Class A-4 Notes in respect of principal from the Closing Date is equal to the Class A-4 Initial Principal Balance, any remaining funds will be paid to the Certificateholders.

    [Payments pursuant to this Section 5.06(c) will be modified to reflect that Holders of any class of Notes with a Revolving Period will not receive payments of principal until the commencement of the applicable Amortization Period for such class of Notes.]

    (d) Notwithstanding the provisions of Section 5.06(c), after an Event of Default occurs that results in the acceleration of the Notes and unless and until such acceleration has been rescinded, on each Payment Date, the Relevant Trustee shall make the following payments and distributions from the Collection Account in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Payment Date; provided, however, that such payments and distributions shall be made only from Available Collections deposited in the Collection Account for the related Collection Period:

      (i)  to the Servicer, the Total Servicing Fee (including any unpaid Total Servicing Fees from one or more prior Collection Periods);

      (ii) on a pro rata basis (based on the amounts distributable pursuant to this clause to each such Class), to the Holders of the Class A-1 Notes, the Class A-1 Interest Distributable Amount and any outstanding Class A-1 Interest Carryover Shortfall, to the Holders of the Class A-2 Notes, the Class A-2 Interest Distributable Amount and any outstanding Class A-2 Interest Carryover Shortfall, to the Holders of the Class A-3 Notes, the Class A-3 Interest Distributable Amount and any outstanding Class A-3 Interest Carryover Shortfall, and to the Holders of the Class A-4 Notes, the Class A-4 Interest Distributable Amount and any outstanding Class A-4 Interest Carryover Shortfall;

      (iii) to the Holders of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and the Class A-4 Notes, on a pro rata basis (based on the Outstanding Amount of each such Class), until the total amount paid to such Holders in respect of principal from the Closing Date is equal to the Class A-1 Initial Principal Balance, Class A-2 Initial Principal Balance, the Class A-3 Initial Principal Balance, and the Class A-4 Initial Principal Balance, respectively;

      (iv) [to the holder of the Revolving Liquidity Note, the amount of any unreimbursed draw previously funded thereunder in accordance with the Revolving Liquidity Note Agreement (to the extent such amount has not been netted by the Servicer from deposits into the Collection Account pursuant to Section 5.04(f));]

      (v) [to the holder of the Revolving Liquidity Note, the amount of any accrued and unpaid interest on any draw previously funded thereunder in accordance with the Revolving Liquidity Note Agreement (to the extent such amount has not been netted by the Servicer from deposits into the Collection Account pursuant to Section 5.04(f));] and

      (vi) any remaining funds to the Certificateholders.

    (e) For purposes of determining whether an Event of Default pursuant to Section 5.01(b) of the Indenture has occurred, the amount of principal required to be paid to the Holders of any Class of Notes on any Payment Date is the amount available to be paid thereto pursuant to Sections 5.06(c)(i)(C) or 5.06(d)(iii); provided however that (i) the Class A-1 Notes are required to be paid in full on or before the Class A-1 Final Scheduled Payment Date, meaning that Holders of Class A-1 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-1 Initial Principal Balance together with all interest accrued thereon through such date; (ii) the Class A-2 Notes are required to be paid in full on or before the Class A-2 Final Scheduled Payment Date, meaning that Holders of Class A-2 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-2 Initial Principal Balance together with all interest accrued thereon through such date, (iii) the Class A-3 Notes are required to be paid in full on or before the Class A-3 Final Scheduled Payment Date, meaning that Holders of Class A-3 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-3 Initial Principal Balance together with all interest accrued thereon through such date; and (iv) the Class A-4 Notes are required to be paid in full on or before the Class A-4 Final Scheduled Payment Date, meaning that

Holders of Class A-4 Notes are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Class A-4 Initial Principal Balance together with all interest accrued thereon through such date.

    (f)  Except with respect to the final payment upon retirement of a Note or Certificate, the Servicer shall on each Payment Date instruct the Relevant Trustee to pay or distribute to each Securityholder of record on the related Record Date by check mailed to such Securityholder at the address of such Holder appearing in the Note Register, or herein (in the case of the Certificate) (or, if DTC, its nominee or a Clearing Agency is the relevant Holder, by wire transfer of immediately available funds or pursuant to other arrangements), the amount to be paid or distributed to such Securityholder pursuant to such Holder's Note or Certificate. With respect to the final payment upon retirement of a Note or of the Certificate, the Servicer shall on the relevant final Payment Date instruct the Relevant Trustee to pay or distribute the amounts due thereon only upon delivery for cancellation of the certificate representing such Note or Certificate in accordance with the Indenture or the Trust Agreement, as the case may be.

    SECTION 5.07  Reserve Account.

    (a) The Seller will, pursuant to the Securities Account Control Agreement and the Indenture, establish and maintain with the Indenture Trustee a segregated trust account (the "Reserve Account") which will include any money and other property deposited and held therein pursuant to Section 5.06(c)(i)(D) and this Section. [Under the circumstances specified in Section 5.08(b), the holder of the Revolving Liquidity Note will be obligated to fund a draw of the entire amount available to be drawn thereunder, which amounts will be applied by the Indenture Trustee pursuant to the written direction of the Servicer to fund certain shortfalls as described in Section 5.08 and be deposited into the Reserve Account until the amount on deposit therein equals the Specified Reserve Account Balance.] On any Payment Date on which the amount on deposit in the Reserve Account is less than the Specified Reserve Account Balance (which may be the case whether or not any of the circumstances specified in Section 5.08 has occurred and is continuing), the Indenture Trustee will, as directed in writing by the Servicer in accordance with Section 5.06(c)(i)(D), deposit into the Reserve Account Available Collections until the amount on deposit therein equals the Specified Reserve Account Balance. On each Payment Date, to the extent that Available Collections are insufficient to fully fund the payments and distributions described in clauses (i)(A) through (C) of Section 5.06(c) or in clauses (i) through (iii) of Section 5.06(d), the Indenture Trustee will withdraw amounts then on deposit in the Reserve Account (excluding net investment income on Eligible Investments which amounts are payable to the Seller therefrom), up to the amounts of any such deficiencies, and deposit such amounts into the Collection Account for application pursuant to such clauses. Also on each Payment Date, as directed in writing by the Servicer, the Indenture Trustee [will apply any amounts remaining on deposit in the Reserve Account in excess of the Specified Reserve Account Balance first to repay any unreimbursed draws on the Revolving Liquidity Note and any interest accrued thereon (in that order), and then] will release to the Seller any remaining amounts in excess of the Specified Reserve Account Balance. Upon the termination of the trusts established under the Trust Agreement and the Indenture, as directed in writing by the Servicer, the Indenture Trustee will [repay any unreimbursed draws on the Revolving Liquidity Note and any interest accrued thereon (in that order) and will] release to the Seller any amounts remaining on deposit in the Reserve Account. Upon any such distribution to the Seller, the Issuer, Owner Trustee, Certificateholder, Indenture Trustee, [holder of the Revolving Liquidity Note] and Noteholders will have no further rights in, or claims to, such amounts[, except to the extent that funds may be drawn again pursuant to the terms of the Revolving Liquidity Note Agreement].

    (b) Any amounts held in the Reserve Account shall be invested by the Indenture Trustee, as directed in writing by the Servicer, in Eligible Investments. Earnings on investment of funds in the Reserve Account shall be paid to the Seller on each Payment Date, and losses and any investment expenses shall be charged against the funds on deposit therein. The Indenture Trustee shall incur no liability for the selection of investments or for losses thereon absent its own negligence or willful misfeasance. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity date or the failure of the Servicer to provide timely written investment directions.

    (c) Subject to the right of the Indenture Trustee to make withdrawals therefrom, as directed by the Servicer, for the purposes and in the amounts set forth in Section 5.06, the Reserve Account and all funds held therein shall be the property of the Seller and not the property of the Issuer, the Owner Trustee or the Indenture Trustee. The Issuer, Owner Trustee, Seller and Indenture Trustee will treat the Reserve Account, all funds therein and all net investment income with respect thereto as assets of the Seller for federal income tax and all other purposes.

    (d) The Seller will grant to the Indenture Trustee, for the benefit of the Noteholders, a security interest in any funds (including Eligible Investments) in the Reserve Account and the proceeds thereof, and the Indenture Trustee shall have all of the rights of a secured party under the UCC with respect thereto; provided that all income from the investment of funds in the Reserve Account and the right to receive such income are retained by the Seller and are not transferred, assigned or otherwise conveyed hereunder. If for any reason the Reserve Account is no longer an Eligible Deposit Account, the Indenture Trustee shall promptly cause the Reserve Account to be moved to another institution or otherwise changed so that the Reserve Account becomes an Eligible Deposit Account.

    Neither the Owner Trustee nor the Indenture Trustee shall enter into any subordination or intercreditor agreement with respect to the Reserve Account.

    SECTION 5.08  [Revolving Liquidity Note.

    (a) Pursuant to the Revolving Liquidity Note Agreement, the Seller will issue a Revolving Liquidity Note, with a maximum draw amount of $7,500,000, to be initially held by TMCC. On the Business Day preceding each Payment Date with respect to which Available Collections are insufficient to fund any payment to be made to the Noteholders pursuant to Section 5.06(c)(i) (B) or (C) or 5.06(d) (ii) or (iii), the Relevant Trustee will be entitled to make draw requests (to the maximum draw amount) in the amount of any such shortfalls that are not funded from amounts on deposit in the Reserve Account and that are therefore to be funded by the Holder of the Revolving Liquidity Note. Amounts so funded by the Holder of the Revolving Liquidity Note will be applied by the Indenture Trustee pursuant to the written direction of the Servicer to fund such shortfalls in the order of priority of payments specified in Section 5.06.

    (b) In addition, if the Servicer's short-term unsecured debt rating falls below P-1 by Moody's or A-1+ by S&P (or in either case, such lower ratings as may be permitted by Moody's and S&P) or if the Servicer fails to fund any amount drawn under the Revolving Liquidity Note, then the Relevant Trustee shall demand payment of the entire undrawn amount of the Revolving Liquidity Note. Amounts so funded by TMCC will be applied by the Indenture Trustee pursuant to the written direction of the Servicer, first, to fund any shortfalls described in Section 5.08(a) in the order of priority of payments specified in Section 5.06, and then shall be deposited into the Reserve Account until the amount on deposit therein equals the Specified Reserve Account Balance. From and after the occurrence of any event described in this Section 5.08(b), the Reserve Account must be maintained as detailed in Section 5.7.]

    SECTION 5.09  Statements to Certificateholder, Noteholders[, and Swap Counterparty].

    (a) On each Payment Date, the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies and each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with a copy to each Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent

Record Date a statement substantially in the form of Exhibit A, [to the Swap Counterparty (unless TMCC or an Affiliate thereof is the Servicer and the Swap Counterparty at the time of delivery)] [and to the Holder of the Revolving Liquidity Note (unless TMCC or an Affiliate thereof is the Holder of the Revolving Liquidity Note at the time of delivery)], setting forth at least the following information as to the Notes and the Certificate to the extent applicable:

      (i)  the amount paid or distributed in respect of interest in respect of each Class of Notes;

      (ii) the amount paid or distributed in respect of principal on or with respect to each Class of Notes;

      (iii) the amount paid or distributed to the Certificateholder;

      (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

      (v) the Outstanding Amount, the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, and the Note Pool Factor for each Class of Notes, in each case after giving effect to all payments in respect of principal on such Payment Date;

      (vi) [the amounts allocated to a principal accumulation account with respect to any class of Notes with a Revolving Period;]

      (vii) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

      (viii)the amount of any Class A-1 Interest Carryover Shortfall, Class A-2 Interest Carryover Shortfall, Class A-3 Interest Carryover Shortfall and Class A-4 Interest Carryover Shortfall after giving effect to all payments of interest on such Payment Date, and the change in such amounts from the preceding Payment Date;

      (ix) the aggregate amount of Payments Ahead on deposit in the Payahead Account or held by the Servicer with respect to the related Receivables and the change in such amount from the immediately preceding Payment Date;

      (x) the amount of Advances made in respect of the related Receivables and the related Collection Period and the amount of unreimbursed Advances on such Payment Date;

      (xi) [the amount of draws made under the Revolving Liquidity Note Agreement;]

      (xii) the balance of any Reserve Account on such Payment Date and the Specified Reserve Account Amount on such Payment Date, after giving effect to changes thereto on such Payment Date; and

      (xiii)[the Class A-3 Notional Balance, the Class A-3 Rate, the Swap Payments Incoming, the Swap Payments Outgoing and the Swap Termination Payment.]

    SECTION 5.10  Net Deposits.  As an administrative convenience, the Seller, the Servicer, the Owner Trustee and the Indenture Trustee may make any remittances pursuant to this Article net of amounts to be distributed by the applicable recipient to such remitting party. Nonetheless, each such party shall account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders for all of the above described remittances, payments and distributions as if all deposits, payments, distributions and transfers were made individually.

ARTICLE VI

THE SELLER

    SECTION 6.01  Representations of Seller.  The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

    (a) Organization and Good Standing. The Seller shall have been duly organized and shall be validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall now have, power, authority and legal right to acquire, own and sell the Receivables.

    (b) Due Qualification. The Seller shall be duly qualified to do business as a foreign limited liability company in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify will have a material adverse effect on the ability of the Seller to conduct its business or perform its obligations under this Agreement.

    (c) Power and Authority. The Seller shall have the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller shall have full power and authority to sell and assign the property to be sold and assigned to and deposited as part of the Owner Trust Estate or Trust Estate, as the case may be, and shall have duly authorized such sale and assignment to the Issuer, the Owner Trustee or the Indenture Trustee, as the case may be; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Seller by all necessary action.

    (d) Valid Sale; Binding Obligations. This Agreement shall evidence a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; and shall constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or by general equity principles.

    (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Certificate of Formation or limited liability company agreement of the Seller or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents), nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Seller.

    (f)  No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Seller's knowledge, threatened, against or affecting the Seller: (i) asserting the invalidity of this Agreement, the Trust Agreement, the Indenture, the Securities Account Control Agreement, the Certificates or the Notes, (ii) seeking to prevent the issuance of the Certificate or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, or the Indenture, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Certificate or the Notes, or (iv) relating to the Seller and which might adversely affect the federal income tax attributes of the Issuer, the Certificates or the Notes.

    SECTION 6.02  Company Existence.  During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates (including the Issuer) will be conducted on an arm's length basis.

    SECTION 6.03  Liability of Seller; Indemnities.  The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

    (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Servicer from and against any taxes that may at any time be asserted against any such Person with respect to, as of the date hereof, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates or any of the Notes, or asserted with respect to ownership of the Receivables or federal or other income taxes arising out of payments or distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

    (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Issuer, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of any of the Notes or the Certificates.

    (c) Except as set forth in clause (a) above, the Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

    (d) Promptly after receipt by a party indemnified under this Section 6.03 or Section 3.02 (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the party providing indemnification under this Section 6.03 or Section 3.02 (an "Indemnifying Party"), notify such Indemnifying Party of the commencement thereof. In case any such action is brought against any Indemnified Party under this Section 6.03 or Section 3.02 and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an opinion of counsel to the Indemnified Party stating that there is an unwaivable conflict of interest, be counsel to the Indemnifying Party), and the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 6.03 and Section 3.02 shall survive the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

    SECTION 6.04  Merger or Consolidation of, or Assumption of the Obligations of, Seller.  Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached (except that the representations regarding the due organization and valid existence of the successor may be deemed to reference jurisdictions other than California), (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Seller shall have given 10 days' written notice to each Rating Agency of its intent or expectation to enter such transaction and neither Rating Agency shall have notified the Seller, the Owner Trustee or the Indenture Trustee that such transaction might or would cause it to reduce, withdraw or modify its then current rating of any Class of Notes and (iv) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

    SECTION 6.05  Limitation on Liability of Seller and Others.  The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

    SECTION 6.06  Seller May Own Certificates or Notes.  The Seller will own the Certificates, and the Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of the Notes of any class with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided in any Basic Document.

ARTICLE VII

THE SERVICER

    SECTION 7.01  Representations of Servicer.  The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date [and any Additional Closing Date] and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

    (a) Organization and Good Standing. The Servicer shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall now have, corporate power, authority and legal right to acquire, own and sell the Receivables.

    (b) Due Qualification. The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify will have a material adverse effect on the ability of the Servicer to conduct its business or perform its obligations under this Agreement.

    (c) Power and Authority. The Servicer shall have the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

    (d) Binding Obligations. This Agreement shall constitute a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or by general equity principles.

    (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement), nor violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Servicer.

    (f)  No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Servicer's knowledge, threatened, against or affecting the Servicer: (i) asserting the invalidity of this Agreement, the Trust Agreement, the Indenture, the Certificates or the Notes, (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement or the Indenture, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Certificates or the Notes, or (iv) relating to the Servicer and which might adversely affect the federal income tax attributes of the Issuer, the Certificates or the Notes.

    SECTION 7.02  Indemnities of Servicer.  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

    (a) The Servicer shall indemnify, defend and hold harmless the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders and any of the officers, directors, employees and agents of the Seller, the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

    (b) The Servicer shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement contained, in the case of the Owner Trustee, and in the Indenture contained, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee; or (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

    (c) The Servicer shall indemnify, defend and hold harmless the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Seller, the Issuer, the Owner Trustee, the Indenture Trustee and the Certificateholder from and against any and all costs, expenses, losses, claims, damages and liabilities (including without limitation reasonable fees and expenses of counsel) to the extent that such cost, expense, loss, claim, damage or liability arose out of, or is imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement, including those that may be incurred by any such indemnified party as a result of any act or omission by the Servicer in connection with its maintenance and custody of the Receivables Files.

    (d) Promptly after receipt by a party indemnified under this Section 7.02 or Section 4.08 (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the party providing indemnification under this Section 7.02 or 4.08 (an "Indemnifying Party"), notify such Indemnifying Party of the commencement thereof. In case any such action is brought against any Indemnified Party under this Section 7.02 or 4.08 and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an opinion of counsel to the Indemnified Party stating that there is an unwaivable conflict of interest, be counsel to the Indemnifying Party), and the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 7.02 and Section 4.08 shall survive the termination of this Agreement or the resignation or removal of the Servicer, the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

    For purposes of this Section, in the event of the termination of the rights and obligations of TMCC (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

    SECTION 7.03  Merger or Consolidation of, or Assumption of the Obligations of, Servicer.  Any corporation (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger, conversion or consolidation to which the Servicer shall be a party or (c) which may succeed to all or substantially all of the business of the Servicer, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached (except that the representations regarding the due organization and valid existence of the successor may be deemed to reference jurisdictions other than California), and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Servicer shall have given 10 days' written notice to each Rating Agency of its intent or expectation to enter such transaction and neither Rating Agency shall have notified the Seller, the Owner Trustee or the Indenture Trustee that such transaction might or would cause it to reduce, withdraw or modify its then current rating of any Class of Notes, (iv) immediately after giving effect to such transaction, the successor to the Servicer shall become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement and (v) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

    SECTION 7.04  Limitation on Liability of Servicer and Others.  Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Seller, the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

    Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may (with the written consent of the Owner Trustee or Indenture Trustee) undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents and the rights and duties of the parties to the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture. In such event, the reasonable legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate (if any Notes are then outstanding) or the Owner Trust Estate (if no Notes are then outstanding) and the Servicer will be entitled to be reimbursed therefor solely from Available Collections.

    SECTION 7.05  TMCC Not To Resign as Servicer.  Subject to the provisions of Section 7.03, TMCC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of TMCC shall be communicated to the Owner Trustee, the Indenture Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have (i) assumed the responsibilities and obligations of TMCC in accordance with Section 8.02 and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

ARTICLE VIII

DEFAULT

    SECTION 8.01  Servicer Default.  Each of the following events is a "Servicer Default":

    (a) any failure by the Servicer (or the Seller, so long as TMCC is the Servicer) to deliver to the Relevant Trustee for deposit in the Collection Account, Payahead Account or Reserve Fund any required payment or to direct the Relevant Trustee to make any required payment or distribution therefrom, which failure continues unremedied for a period of three Business Days after discovery of the failure by an officer of the Servicer or written notice of such failure is received (i) by the Servicer (or the Seller, so long as TMCC is the Servicer) from the Owner Trustee or the Indenture Trustee or (ii) to the Seller or the Servicer, as the case may be, and to the applicable Owner Trustee and Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Class A Notes, acting as a single Class, excluding for purposes of such calculation and action all Securities held or beneficially owned by TMCC, TAFR LLC or any of their Affiliates (provided that such event will not be a Servicer Default if (A) such failure or delay is caused by an event of force majeure, (B) does not continue for more than 10 Business Days, (C) during such period the Servicer uses all commercially reasonable efforts to perform its obligations under this Agreement and (D) the Servicer provides to the Owner Trustee, Indenture Trustee, Seller and Securityholders prompt notice of such failure or delay that includes a description of the Servicer's efforts to remedy such failure or delay);

    (b) failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in this Agreement, which failure shall materially and adversely affect the rights of Certificateholders or Noteholders and shall continue unremedied for a period of 90 days after the date on which written notice of such failure is received (i) by the Servicer (or the Seller, so long as TMCC is the Servicer) from the Owner Trustee or the Indenture Trustee or (ii) to the Seller or the Servicer, as the case may be, and to the Owner Trustee and Indenture Trustee by the holders of Notes evidencing not less than 25% of the Class A Notes, acting together as a single Class, excluding for purposes of such calculation and action all Securities held or beneficially owned by TMCC, TAFR LLC or any of their Affiliates; or

    (c) the occurrence of an Insolvency Event with respect to the Servicer.

    At any time when a Servicer Default has occurred and is continuing, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing not less than 51% of the Outstanding Amount of the Class A Notes acting as a single Class, excluding for purposes of such calculation and action all Securities held or beneficially owned by TMCC, TAFR LLC or any of their Affiliates, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof and the rights set forth in Section 7.04 hereof) of the Servicer under this Agreement. By the same required vote, the Noteholders specified in the prior sentence may waive any such Servicer Default (other than a default in the making of any required deposits or payments from or to the Collection Account, Reserve Account or Payahead Account) for a specified period or permanently. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

    SECTION 8.02  Appointment of Successor.

    (a) Upon the Servicer's receipt of notice of termination pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a Successor Servicer, and the Successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automobile and/or light-duty truck receivables, as the successor to the Servicer under this Agreement. In connection therewith, the Indenture Trustee is authorized and empowered to offer such successor servicer compensation up to, but not in excess of, the Total Servicing Fee and other servicing compensation specified in this Agreement as payable to the initial Servicer. Upon such appointment, the Indenture Trustee will be released from the duties and obligations of acting as Successor Servicer, such release effective upon the effective date of the servicing agreement entered into between the Successor Servicer and the Issuer.

    (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

    (c) On or after the receipt by the Servicer of written notice of termination pursuant to Section 8.01, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificate or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under this Section 8.02 and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or have been deposited by the predecessor Servicer, in the Collection Account or Payahead Account or thereafter received with respect to the Receivables and all Payments Ahead that shall at that time be held by the predecessor Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. In the event that the Indenture Trustee succeeds to the rights and obligations of the Servicer hereunder, and a subsequent transfer of such rights and obligations is effected pursuant to Section 8.01 or this Section 8.02 hereof, the original Servicer hereunder shall reimburse the Indenture Trustee for all reasonable costs and expenses as described in the immediately preceding sentence. Upon receipt of notice of the occurrence of a Servicer Default, the Indenture Trustee shall give notice thereof to the Rating Agencies.

    SECTION 8.03  Repayment of Advances; Compensation Payable.  If the Servicer shall resign or be terminated, the Servicer shall continue to be entitled to receive reimbursement for Outstanding Advances pursuant to Sections 5.03 and 5.04 with respect to all Advances previously made thereby in the manner specified in such Sections, and shall continue to be entitled to all accrued and unpaid compensation payable to the Servicer through the date of such termination as specified in Section 4.09 of this Agreement.

    SECTION 8.04  Notification.  Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholder, and the Indenture Trustee shall give prompt written notice thereof to Noteholders, the Swap Counterparty and the Rating Agencies.

ARTICLE IX

TERMINATION

    SECTION 9.01  Optional Purchase of All Receivables.

    (a) On each Payment Date following the last day of a Collection Period as of which the Pool Balance shall be less than the Optional Purchase Percentage (expressed as a seven-digit decimal figure) multiplied by the Original Pool Balance, the Servicer, or any successor to the Servicer, shall have the option to purchase the corpus of the Owner Trust Estate (whether or not such assets then comprise all or a portion of the Trust Estate) for an amount equal to the Optional Purchase Price. To exercise such option, the Servicer, or any successor to the Servicer, shall notify [the Swap Counterparty,] the Owner Trustee and the Indenture Trustee of its intention to do so in writing, no later than the tenth day of the month preceding the month in which the Payment Date as of which such purchase is to be effected and shall, on or before the Payment Date on which such purchase is to occur, deposit pursuant to Section 5.05 in the Collection Account an amount equal to the Optional Purchase Price, and shall succeed to all interests in and to the Trust Estate and the Owner Trust Estate. Amounts so deposited will be paid and distributed as set forth in Section 5.06 of this Agreement. Upon such deposit of the amount necessary to purchase the corpus of the Owner Trust Estate, the Servicer shall for all purposes of this Agreement be deemed to have released all claims for reimbursement of Outstanding Advances made in respect of the Receivables.

    (b) Notice of any such purchase of the Owner Trust Estate shall be given by the Owner Trustee and the Indenture Trustee to each Securityholder [and the Swap Counterparty] as soon as practicable after their receipt of notice thereof from the Servicer.

    (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes [and of the Revolving Liquidity Note], the Certificateholders will succeed to the rights of the Noteholders under this Agreement other than Section 5.06 and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee provided for in this Agreement.

    (d) Upon the repurchase of any Receivable by the Seller or the Servicer, pursuant to any provision hereof (including Sections 3.02, 4.08 and 9.01(a)), the Owner Trustee on behalf of the Issuer and the Certificateholders, and the Indenture Trustee on behalf of the Noteholders, shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller or the Servicer, as the case may be, all right, title and interest of the Owner Trustee on behalf of the Issuer in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof and the other property conveyed to the Issuer hereunder pursuant to Section 2.01 with respect to such Receivable, and all security and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own each such Receivable, and all such related security and documents, free of any further obligation to the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee, [the Swap Counterparty,] [the Holder of the Revolving Liquidity Note] or the Noteholders with respect thereto. The Owner Trustee and Indenture Trustee shall execute such documents and instruments of transfer and assignment and take such other actions as shall be reasonably requested by the Seller or the Servicer, as the case may be, to effect the conveyance of such Receivable pursuant to this Section. If in any enforcement suit or legal proceeding it is held that the Seller or Servicer may not enforce a repurchased Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee on behalf of the Issuer and the Certificateholders, and the Indenture Trustee on behalf of the Noteholders shall, at the written direction and expense of the Seller or Servicer, as the case may be, take such reasonable steps as the Seller or Servicer deems necessary to enforce the Receivable, including bringing suit in the name or names of the Issuer, Certificateholders or Noteholders.

    SECTION 9.02  Termination of the Trust Agreement.  The respective obligations and responsibilities of the Issuer, the Seller and the Servicer under this Agreement shall terminate upon the termination of the Trust Agreement pursuant to Article IX of the Trust Agreement.

ARTICLE X

MISCELLANEOUS

    SECTION 10.01  Amendment.  This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder [or the holder of the Revolving Liquidity Note]. This Agreement may also be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee [and the holder of the Revolving Liquidity Note], but without the consent of any of the Noteholders or the Certificateholders for the purpose of changing the formula for determining the Specified Reserve Account Balance, the manner in which the Reserve Account is funded (i.e. to allow the deposit of cash therein by any Person, but not to change any order of priority of payments and distributions specified in Section 5.06 of the Sale and Servicing Agreement), changing the remittance schedule for the deposit of collections with respect to the Receivables in the Collection Account or Payahead Account pursuant to Section 5.02 hereof or changing the definition of Eligible Investment, in each case only if the Indenture Trustee and/or the Owner Trustee, as the case may be, (i) has received a letter from Standard & Poor's to the effect that Standard & Poor's will not qualify, reduce or withdraw the rating it has currently assigned to any Class of Notes as a result of such amendment and (ii) has provided Moody's with 10 days prior written notice of such amendment and Moody's shall not have notified the Indenture Trustee and/or the Owner Trustee, as the case may be, that such amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any Class of Notes; provided that no such amendment may increase or reduce in any manner or accelerate or delay the timing of collections on the Receivables or payments required to be made to Holders of any Class of Notes or of the Certificates without the consent of all Holders of each affected Class or the Certificateholders, if affected.

    This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, the consent of (A) if the interests of Indenture Trustee or the Noteholders are affected, the Holders of Notes evidencing not less than 51% of the outstanding Principal Balance of each affected Class of Notes, acting as a single Class but excluding for purposes of such calculation and action all Securities held or beneficially owned by TMCC, TAFR LLC or any of their Affiliates, (B) if the interests of the Issuer, Owner Trustee or Certificateholder are affected, the Holder of the Certificate, [(C) if the interests of the Swap Counterparty are affected, the Swap Counterparty,] [and/or (D) if the interests of the holder of the Revolving Liquidity Note are affected, the holder of the Revolving Liquidity Note, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of such Noteholders, Certificateholders or the holder of the Revolving Liquidity Note]; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or payments required to be made to Holders of any Class of Notes, the Certificateholders [or the holder of the Revolving Liquidity Note] without the consent of all Holders of each affected Class of Notes, the Certificateholders [or the holder of the Revolving Liquidity Note], as the case may be, or (ii) reduce the aforesaid percentage of the Notes, the aforesaid Certificateholders [or the aforesaid holder of the Revolving Liquidity Note] required to consent to any such amendment, without the consent of the Holders of each Class of Notes, the Certificates [or the Revolving Liquidity Note], as the case may be, affected thereby.

    Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder, Certificateholder, the Indenture Trustee, [the Swap Counterparty (unless TMCC or an Affiliate thereof is the Servicer, the Swap Counterparty] [and/or the holder of the Revolving Liquidity Note] at the time of delivery) and each of the Rating Agencies.

    It shall not be necessary for the consent of the Certificateholders, Noteholders [or holder of the Revolving Liquidity Note] pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

    Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

    SECTION 10.02  Protection of Title to Trust.

    (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

    (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

    (c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

    (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

    (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any backup archives) that refer to any Receivable shall indicate clearly the interest of the Issuer, the Owner Trustee and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of these respective interests in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have become a Liquidated Receivable or been repurchased.

    (f)  If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

    (g) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Owner Trust Estate, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Owner Trust Estate.

    (h) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

      (A) promptly after the execution and delivery of this Agreement and, if required pursuant to Section 10.01, of each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest, in each case also specifying any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest; and

      (B) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

    SECTION 10.03  Notices.  All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, to Toyota Motor Credit Corporation, 19001 S. Western Avenue, Torrance, California 90509, Attention: Vice President, Treasury, (310) 468-4001, (b) in the case of the Seller, to Toyota Auto Finance Receivables LLC, 19300 Gramercy Place, North Building, Torrance, California 90509, Attention: President, (310) 468-7333, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), (d) in the case of the Indenture Trustee, at the Corporate Trust Office specified in the Indenture, (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, 55 Water Street, New York, New York 10041, Attention of Asset Backed Surveillance Department; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

    SECTION 10.04  Assignment by the Seller or the Servicer.  Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.04 and 7.03 of this Agreement and as provided in the provisions of this Agreement concerning the resignation or termination of the Servicer, this Agreement may not be assigned by the Seller or the Servicer.

    [Insert any caveats necessary regarding third party rights under the Yield Maintenance Agreement or the Collateral Security Agreement.]

    SECTION 10.05  Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

    SECTION 10.06  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    SECTION 10.07  Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

    SECTION 10.08  Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

    SECTION 10.09  Governing Law.  This Agreement shall be construed in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

    SECTION 10.10  Assignment by Issuer.  The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder[, under the Interest Rate Swap Agreement] [or under the Revolving Liquidity Note Agreement] to the Indenture Trustee.

    SECTION 10.11  Nonpetition Covenants.

    (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

    (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

    SECTION 10.12  Limitation of Liability of Owner Trustee and Indenture Trustee.

    Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by            , not in its individual capacity, but solely in its capacity as Owner Trustee on behalf of the Issuer, and by            , not in its individual capacity, but solely in its capacity as Indenture Trustee under the Indenture. In no event shall             in its individual capacity or            in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered by the Seller or Servicer, or prepared by the Seller or Servicer for delivery by the Owner Trustee on behalf of the Issuer, pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

TOYOTA AUTO RECEIVABLES 200 - OWNER TRUST
By:
	not in its individual capacity but solely as Owner Trustee on behalf of the Issuer	,
By:

Name:
Title:
TOYOTA AUTO FINANCE RECEIVABLES LLC, Seller
By:

Name:
Title:
TOYOTA MOTOR CREDIT CORPORATION, Servicer
By:

Name:
Title:
ACKNOWLEDGED AND ACCEPTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN:

,
not in its individual capacity but solely as Indenture Trustee

By:

Name:
Title

S–1

SCHEDULE A

    Schedule of Receivables

(Omitted—Originals on file at the office of the Seller and Owner Trustee)

SA–1

EXHIBIT A

Form of Servicer's Certificate

(See Attached)

A–1

QuickLinks

  EXHIBIT 4.3
SALE AND SERVICING AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II CONVEYANCE OF RECEIVABLES
ARTICLE III THE RECEIVABLES
ARTICLE IV ADMINISTRATION AND SERVICING OF RECEIVABLES
ARTICLE V ACCOUNTS; PAYMENTS AND DISTRIBUTIONS; STATEMENTS TO SECURITYHOLDERS
ARTICLE VI THE SELLER
ARTICLE VII THE SERVICER
ARTICLE VIII DEFAULT
ARTICLE IX TERMINATION
ARTICLE X MISCELLANEOUS
SCHEDULE A
EXHIBIT A